UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.    )

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☒    Definitive Proxy Statement

☐    Definitive Additional Materials

☐    Soliciting Material Pursuant to Section 240.14a-12

SEARS HOLDINGS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SEARS HOLDINGS CORPORATION

3333 Beverly Road

Hoffman Estates, Illinois 60179

March 16, 2012

LOUIS J. D’AMBROSIO

Chief Executive Officer and President

Dear Stockholder:

I am pleased to invite you to attend the annual meeting of stockholders of Sears Holdings Corporation (the “Company” or “Sears Holdings”) on Wednesday, May 2, 2012. The meeting will begin at 9:00 a.m. (Central time) in the Sears Holdings General Session Room, 3333 Beverly Road, Hoffman Estates, Illinois.

This year we are pleased to furnish proxy materials to our stockholders over the Internet. We believe that this e-proxy process expedites stockholders’ receipt of proxy materials, while also lowering the costs and reducing the environmental impact of our annual meeting.

Whether or not you plan to attend the meeting in person, please read the proxy statement and vote your shares. Instructions for Internet and telephone voting are included in your Notice of Internet Availability of Proxy Materials or proxy card (if you receive your materials by mail).

ADMISSION TO THE 2012 ANNUAL MEETING

An admission ticket (or other proof of stock ownership) and some form of government-issued photo identification (such as a valid driver’s license or passport) will be required for admission to the annual meeting. Only stockholders who own Sears Holdings common stock as of the close of business on March 8, 2012 will be entitled to attend the meeting. An admission ticket will serve as verification of your ownership.

•	If you received a Notice of Internet Availability of Proxy Materials and will not be requesting a printed copy of the proxy materials, please bring that Notice with you as your Admission Ticket.

•	If your Sears Holdings shares are registered in your name and you received your proxy materials by mail, an admission ticket is attached to your proxy card.

•

If your Sears Holdings shares are held in a bank or brokerage account, you can attend the annual meeting if you bring a recent bank or brokerage statement showing that you owned shares of Sears Holdings common stock on March 8, 2012. You may also contact your bank or broker to obtain a written legal proxy.

Registration will begin at 8:30 a.m. and seating will begin at 8:45 a.m. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Sincerely,

Louis J. D’Ambrosio

Sears Holdings Corporation

3333 Beverly Road

Hoffman Estates, Illinois 60179

Notice of 2012 Annual Meeting of Stockholders

Date:	May 2, 2012
Time:	9:00 a.m. Central time
Place:	Sears Holdings Corporation
General Session Room
3333 Beverly Road
Hoffman Estates, Illinois 60179

We invite you to attend the annual meeting of stockholders of Sears Holdings Corporation (“Sears Holdings,” “Company,” “our company,” “we,” “our” or “us”) to:

1.	Elect seven directors;

2.	Hold an advisory vote to approve the compensation of our named executive officers;

3.	Approve the amended and restated Sears Holdings Corporation Umbrella Incentive Program;

4.	Ratify the appointment by the Audit Committee of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2012; and

5.	Consider any other business that may properly come before the meeting or any adjournments or postponements of the meeting.

The record date for determining stockholders entitled to notice of, and to vote at, this annual meeting is March 8, 2012. Only stockholders of record at the close of business on that date can vote at the meeting.

On March 16, 2012, we began mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to all stockholders of record as of March 8, 2012, and posted our proxy materials on the website referenced in the Notice (www.proxyvote.com). As more fully described in the Notice, all stockholders may choose to access our proxy materials on the website referred to in the Notice or may request a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. For those who previously requested printed proxy materials or electronic materials on an ongoing basis, you will receive those materials as you requested.

It is important that your shares are represented at the meeting. Stockholders may vote their shares (1) in person at the annual meeting, (2) by telephone, (3) through the Internet or (4) by completing and mailing a proxy card if you receive your proxy materials by mail. Specific instructions for voting by telephone or through the Internet are included in the Notice. If you attend and vote at the meeting, your vote at the meeting will replace any earlier vote.

By Order of the Board of Directors.

Dane A. Drobny

Senior Vice President, General Counsel and Corporate Secretary

March 16, 2012

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

2012 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 2, 2012.

The Company’s proxy statement for the 2012 annual meeting of stockholders and the 2011 Annual Report on Form 10-K for the fiscal year ended January 28, 2012 are available at www.proxyvote.com.

Proxy Statement

The accompanying proxy is solicited on behalf of the Board of Directors for use at the Annual Meeting of Stockholders to be held on Wednesday, May 2, 2012. On or about March 16, 2012, the Company began mailing to stockholders a Notice of Internet Availability of the Proxy Materials containing instructions on how to access proxy materials via the Internet and how to vote online (www.proxyvote.com). Stockholders who did not receive the Notice will continue to receive a paper or electronic copy of the proxy materials, which the Company also began sending on or about March 16, 2012.

QUESTIONS AND ANSWERS

Q:	Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

A:	In accordance with rules and regulations adopted by the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to each stockholder of record, we are furnishing proxy materials, including this Proxy Statement and 2011 Annual Report on Form 10-K, by providing access to such documents on the Internet. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, commencing on or about March 16, 2012, a Notice of Internet Availability of Proxy Materials (the “Notice”) was sent to most of our stockholders which will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

Q:	What is a proxy statement?

A:	A proxy statement is a document, such as this one, required by the SEC that, among other things, explains the items on which you are asked to vote on the proxy card.

Q:	What am I voting on at the Annual Meeting?

A:	At the Sears Holdings 2012 annual meeting (the “Annual Meeting”), our stockholders are asked to:

•	elect seven directors (see page 10);

•	hold an advisory vote to approve the compensation of our named executive officers as described in this proxy statement (see page 49);

•	approve the amended and restated Sears Holdings Corporation Umbrella Incentive Program (see page 50);

•	ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2012 (see page 57); and

•	consider any other business that may properly come before the meeting or any adjournments or postponements of the meeting.

Q:	What does it mean to vote by proxy?

A:	It means that you give someone else the right to vote your shares in accordance with your instructions. In this way, you ensure that your vote will be counted even if you are unable to attend the Annual Meeting. If you give your proxy but do not include specific instructions on how to vote, the individuals named as proxies will vote your shares as follows:

•	FOR the election of the Board’s nominees for director;

•	FOR the approval, on an advisory basis, of the compensation of our named executive officers as described in this proxy statement;

•	FOR the approval of the amended and restated Sears Holdings Corporation Umbrella Incentive Program; and

•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2012.

Q:	Who is entitled to vote?

A:	Only holders of our common stock at the close of business on March 8, 2012 (the “Record Date”) are entitled to vote at the Annual Meeting. Each outstanding share of common stock is entitled to one vote. There were 106,403,825 shares of common stock outstanding on the Record Date.

Q:	How do I cast my vote?

A:	If you hold your shares directly in your own name, you are a “registered stockholder” and can vote in person at the Annual Meeting or you can complete and submit a proxy through the Internet, by telephone or by mail (if you received your proxy materials by mail). If your shares are registered in the name of a broker or other nominee, you are a “street-name stockholder” and will receive instructions from your broker or other nominee describing how to vote your shares.

Q:	How do I vote by telephone or through the Internet?

A:	If you are a registered stockholder, you may vote by telephone or through the Internet following the instructions on the proxy card. If you are a street-name stockholder, your broker or other nominee has provided information for you to use in directing your broker or nominee how to vote your shares.

Q:	Who will count the vote?

A:	A representative of Broadridge Financial Services, Inc., an independent tabulator, will count the vote and act as the inspector of election.

Q:	Can I change my vote after I have voted?

A:	A subsequent vote by any means will change your prior vote. For example, if you voted by telephone, a subsequent Internet vote will change your vote. If you are a registered stockholder and wish to change your vote by mail, you may do so by requesting, in writing, a proxy card from the Corporate Secretary at Sears Holdings Corporation, Law Department, 3333 Beverly Road, Hoffman Estates, Illinois 60179, Attn: Corporate Secretary. The last vote received prior to the meeting will be the one counted. If you are a registered stockholder, you may also change your vote by voting in person at the Annual Meeting.

Q:	Can I revoke a proxy?

A:	Yes, registered stockholders may revoke a properly executed proxy at any time before it is exercised by submitting a letter addressed to and received by the Corporate Secretary at the address listed in the answer to the previous question. Street-name stockholders cannot revoke their proxies in person at the Annual Meeting because the actual registered stockholders, the brokers or other nominees, will not be present. Street-name stockholders wishing to change their votes after returning voting instructions to their broker or other nominee should contact the broker or nominee directly.

Q:	What does it mean if I receive more than one Notice, proxy or voting instruction card?

A:	It means your shares are registered differently or are in more than one account. For all Notices you receive, please enter your vote by Internet for each control number you have been assigned. If you received paper copies of proxy materials, please provide voting instructions for all proxy and voting instruction cards you receive. We encourage you to register all your accounts in the same name and address. Registered stockholders may contact our transfer agent, Computershare Trust Company, N.A., at P.O. Box 43078, Providence, Rhode Island 02940-3078 (1-800-732-7780). Street-name stockholders holding shares through a broker or other nominee should contact their broker or nominee and request consolidation of their accounts.

Q:	What shares are included on my Notice?

A:	Your Notice includes all shares registered to your account in the same social security number and address, including any full and fractional shares you own under one or more of the following plans:

•	the Sears Holdings 401(k) Savings Plan;

•	the Lands’ End, Inc. Retirement Plan;

•	the Sears Puerto Rico Savings Plan;

•	the Kmart Retirement Savings Plan for Puerto Rico Employees; or

•	the 2006 Associate Stock Purchase Plan.

We refer to the Sears Holdings 401(k) Savings Plan, the Lands’ End, Inc. Retirement Plan, the Sears Puerto Rico Savings Plan, and the Kmart Retirement Savings Plan for Puerto Rico Employees, collectively as the “Savings Plans.”

Q:	How do I vote if I hold my shares through the Savings Plans?

A:	If you participate in a Savings Plan, you may direct the trustee how to vote your shares of common stock that you hold through the Savings Plan through the Internet, by telephone, or by U.S. mail. Your direction will be held in confidence by the Plan trustee. If you do not vote shares that you hold through a Savings Plan (or you submit your proxy card with an unclear voting designation or with no voting designation at all), then the Plan trustee will vote the shares in your account in proportion to the way other participants in the Savings Plans vote their shares, unless contrary to the Employee Retirement Income Security Act of 1974. To allow sufficient time for the trustees of the Savings Plans to tabulate the vote of the Savings Plan shares, you must vote by telephone or internet or return your proxy card so that it is received by 5:00 p.m. Eastern Time on April 29, 2012. Because shares of common stock held in the Savings Plans are registered in the name of the Savings Plan trustee, participants in the Company’s Savings Plans cannot vote Savings Plan shares or revoke prior voting instructions at the Annual Meeting.

Q:	What makes a quorum?

A:	Each outstanding share of our common stock as of the Record Date is entitled to one vote at the Annual Meeting. A majority of the outstanding shares entitled to vote, being present or represented by proxy at the meeting, constitutes a quorum. A quorum is necessary to conduct the Annual Meeting.

Q:	How many votes are needed to approve each of the proposals?

A:	Item 1: The director nominees will be elected by a plurality of the votes cast by the shares of common stock entitled to vote at the Annual Meeting and present in person or represented by proxy. This means that the seven nominees who receive the most affirmative votes will be elected as directors.

Item 2: Advisory approval of the compensation of our named executive officers requires the affirmative vote of a majority of those shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

Item 3: Approval of the amended and restated Sears Holdings Corporation Umbrella Incentive Program requires the affirmative vote of a majority of those shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

Items 4: Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm requires the affirmative vote of a majority of those shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

Q:	How are votes counted?

Under Delaware law and our Restated Certificate of Incorporation and Amended and Restated By-Laws, all votes entitled to be cast by stockholders present in person or represented by proxy at the meeting and entitled to vote on the subject matter, whether those stockholders vote “for,” “against” or abstain from voting, will be counted for purposes of determining the minimum number of affirmative votes required to (1) approve the compensation of our named executive officers, (2) approve the amended and restated Sears Holdings Corporation Umbrella Incentive Program and (3) ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm.

Q:	What is the effect of an abstention?

Abstentions occur when stockholders are present at the Annual Meeting, but fail to vote. The shares of a stockholder who abstains from voting on a matter will be counted for purposes of determining whether a quorum is present at the meeting so long as the stockholder is present in person or represented by proxy. With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded and have no effect. Abstentions may be specified on all other proposals. An abstention from voting on a matter by a stockholder present in person or represented by proxy at the meeting has the same legal effect as a vote “against” the proposals to approve the compensation of our named executive officers, to approve the amended and restated Sears Holdings Corporation Umbrella Incentive Program, and to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm.

Q:	How will votes be counted on shares held through brokers?

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. Brokers are not entitled to vote on the election of directors, the approval of the amended and restated Sears Holdings Corporation Umbrella Incentive Plan, or the advisory proposal to approve the compensation of our named executive officers unless they receive voting instructions from the beneficial owner. The shares of a stockholder whose shares are not voted because of a broker non-vote on a particular matter will be counted for purposes of determining whether a quorum is present at the meeting so long as the stockholder is represented by proxy. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered votes cast on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the meeting, assuming that a quorum is obtained.

Q:	Who may attend the Annual Meeting?

A:	Any stockholder as of the Record Date may attend. Seating and parking are limited and admission is on a first-come basis. If you received a Notice and will not be requesting a printed copy of the proxy materials, please bring that Notice with you as your admission ticket. If you are a registered stockholder and you received printed copies of your proxy materials by mail, an admission ticket is attached to your proxy card. Each stockholder may be asked to present valid picture identification (for example, a driver’s license or passport). If you are a street-name stockholder and you received printed copies of your proxy materials, you will need to bring a copy of a brokerage statement, proxy or letter from the broker or other nominee confirming ownership of Sears Holdings shares as of the Record Date.

Q:	Can I access future annual meeting materials through the Internet rather than receiving them by mail?

A:	Yes. Registered stockholders can sign up for electronic delivery at www.proxyvote.com. If you vote through the Internet, you can also sign up for electronic delivery. Just follow the instructions that appear after you finish voting. You will receive an e-mail next year containing our 2012 Annual Report on Form 10-K and the proxy statement for our 2013 annual meeting. Street-name stockholders may also have the opportunity to receive copies of these documents electronically. Please check the information provided in the proxy materials mailed to you by your broker or other nominee regarding the availability of this service. This procedure reduces the printing costs and fees our company incurs in connection with the solicitation of proxies.

Q:	What is “householding”?

A:

Sears Holdings has adopted a procedure called “householding,” which has been approved by the SEC. Under this procedure, stockholders of record who have the same address and last name and do not receive proxy materials electronically will receive a single Notice or set of proxy materials, unless one or more of these stockholders notifies the company that they wish to continue receiving individual copies. Stockholders who participate in householding will continue to receive separate proxy cards. This procedure can result in significant savings to our company by reducing printing and postage costs.

If you participate in householding and wish to receive a separate Notice of Internet Availability of Proxy Materials or set of proxy materials, or if you wish to receive separate copies of future Notices, annual reports and proxy statements, please call 1-800-542-1061 or write to: Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717. The Company will deliver the requested documents to you promptly upon your request.

Any stockholders of record who share the same address and currently receive multiple copies of proxy materials who wish to receive only one copy of these materials per household in the future may contact Broadridge Financial Solutions at the address or telephone number listed above. If you hold your shares through a broker, bank or other nominee, please contact your broker, bank, or other nominee to request information about householding.

Q:	How do I revoke my consent to the householding program?

A:	If you are a holder of record and share an address and last name with one or more other holders of record, and you wish to continue to receive separate annual reports, proxy statements and other disclosure documents, you may revoke your consent by writing to Householding Department, 51 Mercedes Way, Edgewood, New York 11717. You may also revoke your consent by contacting Sears Holdings’ householding agent by calling toll free at 1-800-542-1061 and following the voice prompts. You will be removed from the householding program within 30 days of receipt of the revocation of your consent.

A number of brokerage firms have instituted householding. If you hold your shares in street-name, please contact your bank, broker or other holder of record to request information about householding.

CORPORATE GOVERNANCE

Corporate Governance Practices

Our Board of Directors (the “Board”) is committed to effective corporate governance. The Board has approved and adopted Corporate Governance Guidelines that provide the framework for governance of our company. The Nominating and Corporate Governance Committee reviews and assesses the Corporate Governance Guidelines annually and recommends changes to the Board as appropriate. The Corporate Governance Guidelines, along with the charters of Board committees, our Code of Conduct and our Board of Directors Code of Conduct are available on our website at www.searsholdings.com under the heading “Corporate Governance.”

Among other things, the Corporate Governance Guidelines provide that:

•	A majority of the members of the Board must be independent directors to the extent required by the securities laws and the NASDAQ listing rules.

•	Independent directors are to meet regularly, at least twice a year, in executive session without management present.

•

The Board and its committees have the power to engage at the Company’s expense independent legal, financial or other advisors as deemed necessary, without consulting or obtaining the approval of the Company’s officers in advance.

•	The Board conducts an annual evaluation to assess whether it and its committees are functioning effectively.

Director Independence

Based on the review and recommendation by the Nominating and Corporate Governance Committee, the Board of Directors analyzed the independence of each director. In making its independence determinations, the Board considers transactions, relationships and arrangements between Sears Holdings and entities with which directors are associated as executive officers, directors and trustees. When these transactions, relationships and arrangements exist, they are in the ordinary course of business and are of a type customary for a retail company such as Sears Holdings.

As a result of this review, the Board affirmatively determined that the following directors meet the standards of independence under our Corporate Governance Guidelines and the applicable NASDAQ listing rules, including that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment:

William C. Kunkler, III

Steven T. Mnuchin

Ann N. Reese

Emily Scott

Thomas J. Tisch

The Board has also determined that all members of the Audit Committee meet additional, heightened independence criteria applicable to audit committee members under the NASDAQ listing rules. The Board of Directors has further determined that Ann N. Reese, the chair of the Audit Committee, and William C. Kunkler, III are “audit committee financial experts,” as defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC.

Stockholder Derivative Litigation

On April 28, 2010, the Company, the Company’s directors and plaintiffs in consolidated shareholder derivative lawsuits proceeding under the caption Robert F. Booth Trust v. William C. Crowley, et al. (No. 09-C-5314, USDC, Northern District of Illinois), entered into an Amended Stipulation of Settlement resolving the lawsuits. In the lawsuits, the plaintiffs allege that the defendant directors violated Section 8 of the Clayton Act prohibiting “interlocking directorships” and breached their fiduciary duty to the Company by nominating for re-election to the Company’s Board Mr. Crowley and Ann N. Reese while they were also members of the boards of AutoNation, Inc. (Mr. Crowley), AutoZone, Inc. (Mr. Crowley), and The Jones Group Inc. (Ms. Reese). Pursuant to the stipulation, Mr. Crowley did not stand for re-election as a director of the Company at its annual meeting of stockholders held on May 4, 2010 and he resigned from the Company as an executive officer effective January 29, 2011. In addition, the Company agreed to take certain other remedial measures. Subsequently, Ms. Reese did not stand for re-election as a director of The Jones Group Inc. at its annual meeting of stockholders held on May 19, 2011. On January 27, 2012, the Court denied the parties’ motion for final approval of the stipulation. Under the terms of the stipulation, the Court’s order has restored the parties to their respective positions and rendered the Stipulation of Settlement without further force and effect.

ITEM 1. ELECTION OF DIRECTORS

Item 1 is the election of seven nominees to our Board. If elected, seven nominees will hold office until the next annual meeting or until their successors are elected and qualified. The persons named in the proxy card (the “proxies”) will vote FOR the election of all of the nominees listed below, unless otherwise instructed.

The number of directors constituting the entire Board of Directors is currently fixed at eight. The stipulation entered into in connection with the lawsuits described under “Stockholder Derivative Litigation” on page 8 of this proxy statement required that the Company add one additional independent director at or before the 2012 Annual Meeting or plaintiffs would have had the right to withdraw from the stipulation. In light of the Court’s denial of the parties’ motion for final approval of the stipulation, the Board will evaluate reducing the size of the Board from eight members to seven. You may not vote for a greater number of persons than the number of nominees named in this proxy statement.

The Board of Directors expects all nominees to be available for election. If any of nominee should become unavailable to serve as a director for any reason prior to the Annual Meeting, the Board may substitute another person as a nominee. In that case, your shares will be voted for that other person.

Except as otherwise noted below, each of the current members of our Board of Directors has served as a director since at least the consummation of the merger transaction involving Kmart Holding Corporation and Sears, Roebuck and Co. on March 24, 2005 (the “Merger”).

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” ELECTION

OF THE SEVEN NOMINEES FOR DIRECTOR.

The biographies of each of the nominees below contains information regarding the person’s service as a director, business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board to determine that the person should serve as a director for the Company.

Louis J. D’Ambrosio, 47, joined the Company as our Chief Executive Officer and President in February 2011. He served as the President and Chief Executive Officer of Avaya Inc. from July 2006 to June 2008. He also served as a director of Avaya from November 2006 to June 2008. Mr. D’Ambrosio was previously Avaya’s Senior Vice President and President, Global Sales and Marketing from November 2005 until July 2006. From January 2004 until November 2005, Mr. D’Ambrosio served as Avaya’s Group Vice President, Global Sales, Channels and Marketing. From December 2002 until December 2003, Mr. D’Ambrosio was Avaya’s Group Vice President, Avaya Global Services. Before joining Avaya, Mr. D’Ambrosio spent 16 years at International Business Machines Corporation, where he held several executive posts and was a member of the worldwide management committee. His roles included leading strategy for global services, sales and marketing for software, and industry operations for Asia Pacific. Mr. D’Ambrosio currently serves as the Non-Executive Chairman of the Board of Directors of Sensus (Bermuda 2) Ltd. and Sensus USA Inc., a clean technology company. Mr. D’Ambrosio brings valuable experience in leading and transforming a Fortune 500 company, technology insights, overall business acumen and a proven track record in delivering strong returns to stockholders. Mr. D’Ambrosio was elected to the Board of Directors effective February 24, 2011.

William C. Kunkler, III, 55, is the Executive Vice President-Operations of CC Industries, Inc., an affiliate of Henry Crown and Company, and has served in that position, as well as other officer positions, since 1994. CC Industries, Inc. is a private equity firm focused on manufacturing companies and real estate investments. Mr. Kunkler has extensive manufacturing company experience and a thorough understanding of business operations, including finance and accounting principles and functions as well as operational methodologies, garnered from his experience as an executive officer and director of various companies. He also has strong ties to the Chicago area, the location of Sears Holdings Corporation’s corporate headquarters. Mr. Kunkler has served as a director of the Company since 2009.

Edward S. Lampert, 49, Chairman of our Board of Directors, is the Chairman and Chief Executive Officer of ESL Investments, Inc., which he founded in April 1988. Mr. Lampert has extensive experience in business and finance, and he has invested in many retail companies. He also served as Chairman of the Board of Kmart Holding Corporation, a company that emerged from bankruptcy in 2003 and was transformed into a profitable business prior to its merger with Sears, Roebuck and Co. in 2005.

Steven T. Mnuchin, 49, has served as Chairman and Chief Executive Officer of One West Bank Group LLC, the holding company of OneWest Bank, since January 2009. Mr. Mnuchin is also Chairman and Chief Executive Officer of Dune Capital Management LP, a private investment firm, and he has served in that or a similar capacity since September 2004. Mr. Mnuchin is a trustee of The Museum of Contemporary Art, Los Angeles, LAPD Foundation and New York Presbyterian Hospital. Mr. Mnuchin brings extensive experience in investment strategy and finance to the Sears Holdings Board through his positions at a financial institution and a private investment firm. He also gained extensive information technology experience during his tenure as the Chief Information Officer of Goldman, Sachs & Co. He served as a director of Kmart Holding Corporation, a company that emerged from bankruptcy in 2003 and was transformed into a profitable business prior to its merger with Sears, Roebuck and Co. in 2005.

Ann N. Reese, 59, co-founded the Center for Adoption Policy in New York in 2001 and serves as its Executive Director. Prior to co-founding the Center, Ms. Reese served as a Principal with Clayton, Dubilier & Rice, a private equity investment firm, in 1999 and 2000. From 1995 to 1998, she was Executive Vice President and Chief Financial Officer of ITT Corp., a hotel and gaming company. Ms. Reese is a director of Xerox Corporation and Genesee & Wyoming Inc. Ms. Reese served as a director of Merrill Lynch & Co., Inc. from July 2004 until its acquisition by Bank of America Corporation in January 2009. Ms. Reese also served as director of CBS Corporation from November 2005 to October 2006, and of The Jones Group Inc. from July 2003 to May 2011. Ms. Reese has extensive executive experience in corporate finance, financial reporting and strategic planning through her position as a public company chief financial officer as well as corporate governance expertise gained from her experience on other public company boards. Ms. Reese also served as a director of Kmart Holding Corporation, a company that emerged from bankruptcy in 2003 and was transformed into a profitable business prior to its merger with Sears, Roebuck and Co. in 2005.

Emily Scott, 50, is a founding partner and director of Plum TV, LLC, a television station network operating in select resort markets. Ms. Scott served as a director until December 2006, Chairman of the Board of Directors of J. Crew from 1997 to 2003 and had previously served as Vice Chairman and other roles since the company founding in 1983. Ms. Scott has extensive retail and apparel experience through her position at a retail company. Ms. Scott has served as a director of the Company since 2007.

Thomas J. Tisch, 57, has served as the Managing Partner of Four Partners, a private investment firm, since 1992. He has served as the Chancellor of Brown University since July 2007, and he is also a trustee of New York University Medical Center. Mr. Tisch brings financial and general business expertise to the Sears Holdings Board from his position at a private investment firm. Mr. Tisch also served as a director of Kmart Holding Corporation, a company that emerged from bankruptcy in 2003 and was transformed into a profitable business prior to its merger with Sears, Roebuck and Co. in 2005.

The Nominating and Corporate Governance Committee of our Board of Directors is responsible for reviewing the qualifications and independence of members of the Board and its various committees on a periodic basis, as well as the composition of the Board as a whole. This assessment includes members’ qualification as independent and their economic interest in the Company through meaningful share ownership, as well as consideration of diversity, age, skills and experience in relation to the needs of the Board. Director nominees will be recommended to the Board by the Nominating and Corporate Governance Committee in accordance with the policies and principles in its charter. The ultimate responsibility for selection of director nominees resides with the Board of Directors.

While the Company does not have a formal diversity policy, as mentioned above, the Board considers diversity in identifying director nominees. The Board and the Nominating and Governance Committee believe that it is important that our directors represent diverse viewpoints. In addition to diversity of experience, the Nominating and Corporate Governance Committee seeks director candidates with a broad diversity of professions, skills and backgrounds. The Nominating and Corporate Governance Committee discusses the diversity of the Board annually.

The Board met 10 times during fiscal year 2011 (the fiscal year ended January 28, 2012). A majority of the directors attended 100% of the Board meetings and the meetings of the committees on which they served, and all directors attended at least 75% of such Board meetings and committee meetings. Our Corporate Governance Guidelines provide that directors are expected to attend the annual meeting of stockholders. All directors who stood for election at the 2011 annual meeting attended the 2011 annual meeting.

Committees of the Board of Directors

The Board has standing Audit, Compensation, Finance, and Nominating and Corporate Governance Committees. All members of the Audit, Compensation, and Nominating and Corporate Governance Committees are independent, as defined in the NASDAQ listing rules.

The table below reflects the current membership of each committee and the number of meetings held by each committee in fiscal year 2011.

	Audit		Compensation		Finance		Nominating and Corporate Governance
E. Lampert					X	**
L. D’Ambrosio*					X
W. Kunkler	X						X
S. Mnuchin					X		X	**
A. Reese	X	**	X
E. Scott			X				X
T. Tisch	X		X	**
2011 Meetings	10		7		2		6

*	Mr. D’Ambrosio joined the Finance Committee on February 24, 2011.
**	Committee chair

Each committee operates under a written charter. The charters are available on our corporate website, www.searsholdings.com, under the heading “Corporate Governance.” The principal functions of each Committee are summarized below.

Audit Committee

•	Responsible for compensation and oversight of the work of the independent registered public accounting firm in connection with the annual audit report

•	Hires, subject to stockholder ratification, the independent registered public accounting firm to perform the annual audit

•	Reviews the Company’s annual and quarterly financial statements, including disclosures made in management’s discussion and analysis of results of operations and financial condition

•	Reviews the reports prepared by the independent registered public accounting firm and management’s responses thereto

•	Pre-approves audit and permitted non-audit services performed by the independent registered public accounting firm

•	Reviews financial reports, internal controls and risk exposures

•	Reviews management’s plan for establishing and maintaining internal controls

•	Reviews the scope of work performed by the internal audit staff

•	Discusses with the Company’s Chief Compliance Officer matters that involve our compliance and ethics policies

Compensation Committee

•	Reviews recommendations for and approves the compensation of senior executive officers

•	Reviews and approves corporate goals and objectives relevant to CEO compensation, evaluates the CEO’s performance and recommends to the Board the CEO’s overall compensation level

•	Reviews and approves employment agreements, severance arrangements and change in control arrangements affecting the CEO and other senior executives

•	Reviews compensation discussion and analysis for inclusion in the Company’s proxy statement

•	Evaluates whether the risks arising from the Company’s compensation policies and practices for its employees would be reasonably likely to have a material adverse effect on the Company

The Company has a standing Stock Plan Committee, the sole member of which is Louis J. D’Ambrosio. The Compensation Committee has delegated authority to the Stock Plan Committee to approve restricted stock awards of up to $150,000 to employees below the level of Senior Vice President, excluding officers who are subject to Section 16 of the Securities Exchange Act of 1934. The Compensation Committee also has delegated authority to the Stock Plan Committee and to the Senior Vice President and President, Talent and Human Capital Services, to approve increases in base salary of up to 10% and/or annual incentive plan award increases of up to 10% to officers at the level of Senior Vice President and above. The Stock Plan Committee acted solely by written consent in fiscal year 2011.

Finance Committee

•	Establishes and oversees matters related to capital allocation and expenditure policies and budgets

•	Establishes policies and procedures related to our company’s share repurchase programs

•	Oversees financial, capital and insurance risk

•	Reviews our annual business plan

•	Reviews policies and investments related to retirement plans, including our pension and savings plans

•	Reviews operating performance metrics and investment rates of return

Nominating and Corporate Governance Committee

•	Reports annually to the full Board with an assessment of the Board’s performance

•	Recommends to the full Board the nominees for directors

•	Reviews recommended compensation arrangements for the Board

•	Reviews and reassesses the adequacy of our Corporate Governance Guidelines

Communications with the Board of Directors

You may contact any non-employee director, or the entire Board, at any time, subject to the exceptions described below. Your communication should be sent to the Sears Holdings Corporation Board of Directors—Non-employee directors, c/o Corporate Secretary, Sears Holdings Corporation, Law Department, 3333 Beverly Road, Hoffman Estates, Illinois 60179. Additional information regarding our policies on communicating with the Board of Directors can be found in our Corporate Governance Guidelines, located in the Corporate Governance section of our website, www.searsholdings.com.

Communications are distributed to the Board, a committee of the Board, or any Board member as appropriate, depending on the facts and circumstances outlined in the communication. Certain items that are unrelated to the duties and responsibilities of the Board will be excluded, such as

•	spam and other junk mail;

•	product and service complaints or inquiries;

•	new product suggestions;

•	resumes and other job inquiries;

•	surveys; and

•	business solicitations or advertisements.

Material that is unduly hostile, threatening, illegal or similarly unsuitable will also be excluded. We will make available to any director any excluded communication, at that director’s request.

Board Leadership Structure

We separate the roles of Chief Executive Officer and Chairman of the Board. Our Chief Executive Officer is responsible for the day to day leadership and performance of the Company, while the Chairman of the Board provides guidance to our Chief Executive Officer and senior management and sets the agenda for Board meetings and presides over Board meetings. In carrying out his responsibilities, the Chairman preserves the distinction between management and oversight, maintaining the responsibility of management to develop corporate strategy and the responsibility of the Board to review and express its views on corporate strategy.

The Board’s Role in Risk Oversight

Consistent with our leadership structure, our Chief Executive Officer and other members of senior management are responsible for the identification, assessment and management of risks that could affect the Company, and the Board provides oversight in connection with these efforts. Accordingly, we do not believe that the Board’s role in risk oversight has an effect on the Company’s leadership structure. The Board’s oversight is conducted primarily through committees of the Board, as disclosed in the descriptions of the Audit Committee, Compensation Committee and the Finance Committee above and in the charters of the Audit Committee, the Compensation Committee and the Finance Committee. The full Board has retained responsibility for general oversight of risks. The Board satisfies this responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within the Company, including our Chief Financial Officer and our General Counsel.

Nomination of Director Candidates

Directors may be nominated by the Board or by stockholders in accordance with our By-Laws. The Nominating and Corporate Governance Committee will, when appropriate, actively seek individuals qualified to become Board members, and solicit input on director candidates from a variety of sources, including current directors. As a matter of course, the Committee will evaluate a candidate’s qualifications and review all proposed nominees for the Board of Directors, including those proposed by stockholders, in accordance with its charter and our Corporate Governance Guidelines. This will include a review of the person’s qualifications and independence, economic interest in the Company through meaningful share ownership, as well as consideration of diversity, age, skills and experience in the context of the needs of the Board. While the Committee has the ability to retain a third party to assist in the nomination process, the Company did not pay a fee to any third party to identify or assist in identifying or evaluating potential nominees in fiscal year 2011.

Director nominees recommended by the Nominating and Corporate Governance Committee are expected to be committed to representing the long-term interests of our stockholders. The Committee believes that it is important to align the interests of directors with those of our stockholders, and therefore encourages each director and director nominee to own shares of our common stock in an amount that is meaningful to that individual. Board members should possess a high degree of integrity and have broad knowledge, experience and mature judgment. In addition to a meaningful economic commitment to our company as expressed in share ownership, directors and nominees should have predominately business backgrounds, have experience at policy-making levels in business and/or technology, and bring a diverse set of business experiences and perspectives to the Board.

You can nominate a candidate for election to the Board by complying with the nomination procedures in our By-Laws. For an election to be held at an annual meeting of stockholders, nomination by a stockholder must be made by notice in writing delivered to the Corporate Secretary not later than 90 days in advance of such meeting. However, if the annual meeting is not held on or within eight days of the fourth Tuesday in May of a year, and if the Company provides stockholders with less than 100 days notice or public disclosure of the meeting date, the stockholder notice must be given not later than the 10th day following the notice or public disclosure of the meeting date. For an election to be held at a special meeting of stockholders, notice by a stockholder must be given not later than the 10th day following the date on which the Company first provides stockholders with notice or public disclosure of the meeting date.

A stockholder’s notice to the Corporate Secretary must be in writing and be delivered to Sears Holdings Corporation, Law Department, 3333 Beverly Road, Hoffman Estates, Illinois 60179, Attn: Corporate Secretary, and must include:

•	the name and address of the stockholder;

•	the name, age and business address of each nominee proposed in the notice;

•	such other information concerning each nominee as must be disclosed with respect to director nominees in proxy solicitations under the proxy rules of the SEC; and

•	the written consent of each nominee to serve as a director if so elected.

The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures. A stockholder’s compliance with these procedures will not require the Company to include information regarding a proposed nominee in the Company’s proxy solicitation materials.

Amount and Nature of Beneficial Ownership

Security Ownership of Directors and Management

The following table sets forth information with respect to the beneficial ownership of our common stock as of February 10, 2012 by:

•	each of our directors;

•	each named executive officer (as defined under “Summary Compensation Table”); and

•	all of our directors and executive officers as a group.

Name of Beneficial Owner(1)	Common Stock(2)		Percent of Class(3)
R. Boire	75,000		*
M. Collins	0		*
L. D’Ambrosio	104,637		*
D. Drobny	10,150		*
W. Harker	18,216	(4)	*
W. Bruce Johnson	60,467	(5)	*
W. Kunkler	24,720	(6)	*
E. Lampert	65,908,816	(7)	61.9%
S. Mnuchin	27,387	(8)(9)	*
W. Phelan	11,236	(10)	*
A. Reese	10,000		*
R. Schriesheim	76,584		*
E. Scott	106		*
T. Tisch	3,869,816	(11)	3.6%
Directors and Executive Officers as a group (15 persons)	70,172,777		65.9%

*	Less than 1%

(1)	The address of each beneficial owner is c/o Sears Holdings Corporation, 3333 Beverly Road, Hoffman Estates, Illinois 60179.

(2)	Ownership is as of February 10, 2012 and includes:

•	shares in which the director or executive officer may be deemed to have a beneficial interest; and

•	for executive officers, shares held as nontransferable restricted shares, which are subject to forfeiture under certain circumstances.

Unless otherwise indicated, the directors and executive officers listed in the table have sole voting and investment power with respect to the common stock listed next to their respective names. Information is provided for reporting purposes only and should not be construed as an admission of actual beneficial ownership.

(3)	There were 106,421,232 shares of our common stock outstanding as of February 10, 2012.

(4)	Includes 552 shares credited to Mr. Harker’s Savings Plan account.

(5)	Includes 2,289 shares credited to Mr. Johnson’s Savings Plan account.

(6)	Includes 23,147 shares that Mr. Kunkler has pledged as security for a loan to JPMorgan Chase Bank, N.A and 1,573 shares held by his spouse. Mr. Kunkler disclaims beneficial ownership of the shares held by his spouse.

(7)	Please see footnotes (b) and (c) to the Security Ownership of 5% Beneficial Owners on page 17.

(8)	Includes 8,000 shares owned by the Steven T. Mnuchin 2002 Family Trust and 600 shares owned by other family trusts and custodial accounts, the beneficial interests of which are owned by members of Mr. Mnuchin’s immediate family.

(9)

Does not include (1) 200 common shares held by the Trust fbo Michael Paul Mortara 1992, (2) 200 common shares held by the Trust fbo Matthew Peter Mortara 1992, (3) 14,800 common shares held by the Virginia Mortara 2007 Annuity Trust, and (4) 16,000 common shares held by the Mortara Trust U Article 6th . Mr. Mnuchin acts as trustee for each of these trusts and has no pecuniary interest in the holdings or transactions of such trusts. Mr. Mnuchin disclaims beneficial ownership of these shares.

(10)	Includes 1,165 shares credited to Mr. Phelan’s Savings Plan account.

(11)	Includes 2,744,704 shares owned by Andrew H. Tisch, Daniel R. Tisch and James S. Tisch, brothers of Thomas J. Tisch, or by trusts of which they are the managing trustees and beneficiaries, in respect of which Thomas J. Tisch has sole voting power and 45,810 owned by two foundations over which Mr. Tisch exercises shared voting power. Thomas J. Tisch disclaims beneficial ownership of these shares.

Security Ownership of 5% Beneficial Owners

The following table sets forth information with respect to beneficial ownership of our common stock by persons known by us to beneficially own 5% or more of our outstanding common stock.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(a)		Percent of Class
ESL Investments, Inc. and related entities, as a group(b) 200 Greenwich Ave. Greenwich, CT 06830	65,908,816	(c)	61.9	%(d)

Fairholme Capital Management, L.L.C.(e) 4400 Biscayne Boulevard, 9th Floor Miami, FL 33137	16,108,492	(f)	15.1	%(d)

(a)	Information is provided for reporting purposes only and should not be construed as an admission of actual beneficial ownership.

(b)	The group consists of ESL Investments, Inc., a Delaware corporation (“ESL”); Edward S. Lampert; ESL Institutional Partners, L.P., a Delaware limited partnership (“Institutional”); CRK Partners, LLC, a Delaware limited liability company (“CRK LLC”); ESL Partners, L.P., a Delaware limited partnership (“Partners”); ESL Investors L.L.C., a Delaware limited liability company (“Investors”); Tynan LLC (“Tynan”); and William C. Crowley. Mr. Lampert is the sole stockholder, chief executive officer and director of ESL. ESL is the general partner of RBS Partners, L.P, a Delaware limited partnership (“RBS”), the sole member of CRK LLC and the manager of RBS Investment Management, L.L.C., a Delaware limited liability company (“RBSIM”). RBS is the general partner of Partners and the managing member of Investors. RBSIM is the general partner of Institutional.

(c)	ESL beneficially owns 65,908,816 shares; Edward S. Lampert has sole voting power as to 65,744,084 shares and sole dispositive power as to 47,608,646 shares; CRK LLC has sole voting power and sole dispositive power as to 747 shares; RBS has sole voting power and sole dispositive power as to 42,985,654 shares; Partners has sole voting power and sole dispositive power as to 38,107,718 shares; RBSIM has sole voting power and sole dispositive power as to 10,230 shares; Institutional has sole voting power and sole dispositive power as to 10,230 shares; Investors has sole voting power and sole dispositive power as to 4,877,936 shares; Tynan has sole voting power as to 97,905 shares and sole dispositive power as to 73,185 shares; and William C. Crowley has sole voting power as to 164,732 shares and sole dispositive power as to 87,262 shares.

(d)	There were 106,421,232 shares of our common stock outstanding as of February 10, 2012. The “Percent of Class” for each of the ESL group and Fairholme Capital Management, L.L.C. was calculated by using the disclosed number of beneficially owned shares as the numerator, respectively, and the number of the Company’s outstanding common shares as of February 10, 2012 as the denominator.

(e)	Beneficial ownership is based on the Schedule 13G filed by Fairholme Capital Management, L.L.C. reporting its ownership as of December 31, 2011.

(f)	The shares of common stock are owned, in the aggregate, by Bruce K. Berkowitz and various investment vehicles managed by Fairholme Capital Management, L.L.C. (“FCM”), of which 14,212,673 shares are owned by The Fairholme Fund and 387,800 shares are owned by The Fairholme Allocation Fund, each a series of Fairholme Funds, Inc. FCM disclosed shared voting power as to 15,359,773 shares and shared dispositive power as to 16,108,492 shares. Fairholme Funds, Inc. disclosed shared voting power and shared dispositive power as to 14,600,473 shares. Because Mr. Bruce R. Berkowitz, in his capacity as the Managing Member of FCM or as President of Fairholme Funds, Inc., has voting or dispositive power over all shares beneficially owned by FCM, he is deemed to have beneficial ownership of all of the shares.

Certain Relationships and Transactions

Our Board has delegated authority to direct investment of our surplus cash to Edward S. Lampert, subject to various limitations that have been or may be from time to time adopted by the Board of Directors and/or the

Finance Committee of the Board of Directors. Mr. Lampert is Chairman of our Board of Directors and its Finance Committee and is the Chairman and Chief Executive Officer of ESL Investments, Inc. (together with its affiliated funds, “ESL”). Neither Mr. Lampert nor ESL will receive compensation for any such investment activities undertaken on our behalf. ESL beneficially owned 61.9% of our outstanding common stock as of January 28, 2012.

Further, to clarify the expectations that the Board of Directors has with respect to the investment of our surplus cash, the Board has renounced, in accordance with Delaware law, any interest or expectancy of the Company associated with any investment opportunities in securities that may come to the attention of Mr. Lampert or any employee, officer, director or advisor to ESL and its affiliated investment entities (each, a “Covered Party”) who also serves as an officer or director of the Company other than (a) investment opportunities that come to such Covered Party’s attention directly and exclusively in such Covered Party’s capacity as a director, officer or employee of the Company, (b) control investments in companies in the mass merchandising, retailing, commercial appliance distribution, product protection agreements, residential and commercial product installation and repair services and automotive repair and maintenance industries and (c) investment opportunities in companies or assets with a significant role in our retailing business, including investment in real estate currently leased by the Company or in suppliers for which the Company is a substantial customer representing over 10% of such companies’ revenues, but excluding investments of ESL that were existing as of as of May 23, 2005.

Sears Holdings, through its subsidiaries, engages in commercial transactions with AutoZone, Inc. (“AutoZone”) in the ordinary course of business. In fiscal year 2011, we paid AutoZone and its controlled affiliates approximately $26,000,000 for automotive parts and accessories and $609,906 for subscription-based auto repair information. ESL owns 9.7% of the outstanding common stock of AutoZone (based on publicly available data as of January 23, 2012).

Sears Holdings, through its subsidiaries, engages in commercial transactions with AutoNation, Inc. and its controlled affiliates (collectively, “AutoNation”) in the ordinary course of business. In fiscal year 2011, we paid AutoNation approximately $115,000 for automotive parts, accessories and services, and AutoNation paid us approximately $208,000 for automotive parts and accessories. ESL owns 50.8% of the outstanding common stock of AutoNation, Inc. (based on publicly available data as of January 30, 2012).

During fiscal year 2011, ESL and its affiliates purchased unsecured commercial paper issued by Sears Roebuck Acceptance Corp. (“SRAC”), an indirect wholly owned subsidiary of Sears Holdings. For the commercial paper outstanding to ESL, the weighted average of each of maturity, annual interest rate, and principal amount outstanding for this commercial paper in fiscal year 2011 was 29.2 days, 1.51% and $230,000,000, respectively. The largest aggregate amount of principal outstanding to ESL at any time since the beginning of fiscal year 2011 was $270,000,000 and the aggregate amount of interest paid by SRAC to ESL during fiscal year 2011 was $2,600,000. As of January 28, 2012, ESL held $250,000,000 in principal amount of commercial paper, which includes $130,000,000 held by Mr. Lampert. The commercial paper purchases were made in the ordinary course of business on substantially the same terms, including interest rates, as terms prevailing for comparable transactions with other persons, and did not present features unfavorable to the Company.

In fiscal year 2011, the Audit Committee approved the purchase from third parties from time to time by Mr. Lampert and ESL of the Company’s 6 5/8% Senior Secured Notes due 2018 (the “6 5/8% Notes”) and unsecured notes issued by SRAC and another indirect wholly owned subsidiary of Sears Holdings, Sears DC Corp. (the “Subsidiary Notes”). In fiscal year 2011, Mr. Lampert and ESL purchased an aggregate of $95,000,000 of principal amount of 6 5/8% Notes and $10,000,000 of principal amount of Subsidiary Notes, and received an aggregate of $37,463 in interest on such Notes.

In connection with the spin-off of its interest in Orchard Supply Hardware Stores Corporation (“Orchard”), the Company entered into a series of agreements with Orchard. The spin-off was effective on December 30, 2011. ESL owns 49.22% of the outstanding Class A Common Stock of Orchard, based on the Schedule 13G filed by ESL on February 14, 2012. Orchard paid the Company $15,000 in fiscal year 2011 for providing certain support services pursuant to a transition services agreement. In fiscal year 2011, under an appliances agreement, Orchard sold its entire inventory of major appliances to the Company for $1,700,000 in cash, and the Company paid Orchard commissions of $412,700 on sales by Orchard of certain consigned merchandise. In fiscal year 2011, Orchard paid the Company an aggregate of $119,677 for sales of certain Company-branded products pursuant to three brands license agreements. Finally, a tax sharing agreement entered into in 2005 governs the respective rights, responsibilities and obligations of the Company and Orchard with respect to, among other things, liabilities for U.S. federal, state, local and other taxes and addresses the preparation and filing of tax returns for such taxes and disputes, if any, with taxing authorities.

On January 26, 2012, ESL entered into an agreement with a financial institution to acquire from the financial institution an undivided participating interest in a certain percentage of its rights and obligations under trade receivable put agreements that were entered into with certain vendors of the Company. These agreements generally provide that, in the event of a bankruptcy filing by the Company, the financial institution will purchase such vendors’ accounts receivable arising from the sale of goods or services to the Company. ESL may from time to time choose to purchase an 80% undivided participating interest in the rights and obligations arising under future trade receivable put agreements that the financial institution enters into with our vendors during the term of its agreement. The Company is neither a party nor will become a party to any of these agreements. As of January 28, 2012, ESL held a participation interest totaling $93,300,000 in the financial institution’s agreements relating to the Company.

ESL provides consulting services to the Company pursuant to an agreement entered into as of January 30, 2011. The consulting services involve, among other things, strategic planning, financings and other financial matters, legal risk analysis and management, personnel, mergers, acquisitions and divestitures, new business and business development, and general corporate, operational, and organizational matters. The consulting agreement provides for a monthly fee of $41,666.67 plus reasonable out of pocket expenses. In fiscal year 2011, the Company paid ESL $500,000 under the consulting agreement. The Company has granted rights to indemnification and advancement of defense expenses to ESL and its directors, officers, controlling persons, agents, representatives and employees in connection with legal proceedings to which the indemnified person is made a party or is threatened to be made a party by reason of the services provided under the consulting agreement.

The Company employs certain employees of ESL. William R. Harker, a Senior Vice President of the Company, serves as Executive Vice President and General Counsel of ESL and our Senior Vice President of Real Estate is employed by ESL.

Review and Approval of Transactions with Related Persons

The Company’s Audit Committee charter requires that the Audit Committee review and approve all related party transactions required to be disclosed pursuant to SEC rules. In doing so, the Audit Committee takes into account, among other factors it deems appropriate, whether the transaction is on terms that are no less favorable to the Company than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

The Company also has a Contract Approvals Policy which applies to all of the Company’s employees and officers. The Contract Approvals Policy requires Audit Committee approval for entry into or exit from any related party transaction.

The related party transactions described in this proxy statement have been approved or ratified by the Audit Committee.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Summary

We are a broadline retailer with full-line and specialty retail stores in the United States operating through Kmart Holding Corporation and Sears, Roebuck and Co. and full-line and specialty retail stores in Canada operating through Sears Canada Inc., a 95%-owned subsidiary. We also are a leading e-commerce company and serve millions of customers monthly through our various websites, including Sears.com, Kmart.com, Landsend.com, and MyGofer.com. The Company is the leading home appliance retailer as well as a leader in tools, lawn and garden, consumer electronics, fitness equipment and automotive repair and maintenance. Our KENMORE®, CRAFTSMAN®, DIEHARD® and LANDS’ END® brands are among the most recognized proprietary brands in retailing. These marks are the subject of numerous United States and foreign trademark registrations. Finally, we are the nation’s largest provider of home services, with more than 11 million service calls made annually.

Our compensation policies and objectives during fiscal year 2011 were influenced by a variety of factors. Key factors included our recent operating performance and the retail market conditions that have impacted our financial results. As a result of the uncertainty related to the retail market conditions and how these conditions would impact our business, the Compensation Committee continued to take a fiscally conservative approach to compensation programs in fiscal year 2011.

Highlighted below are some of the key actions and decisions with respect to our executive compensation programs for fiscal year 2011 as approved by the Compensation Committee:

•	Performance-Based Compensation Awards. Our executive compensation is linked with performance.

•

As with past years, we adopted an Annual Incentive Plan through which the named executive officers were eligible to earn cash incentive compensation based upon achievement of a specific financial goal or goals for fiscal year 2011 approved by the Compensation Committee that is designed to challenge the executive officers identified in the Summary Compensation Table (the “named executive officers”) to high performance.

•

Consistent with prior years, we adopted the 2011 Long-Term Incentive Program through which certain of the named executive officers are eligible to earn cash incentive compensation based upon achievement of financial goals during our 2011 through 2013 fiscal years that is designed to motivate our named executive officers to focus on long-term company performance.

•	As executive officers assume greater responsibility, generally a larger portion of their total cash compensation opportunity is designed to become dependent on Company performance.

•

Improvement in Compensation Practices. We have maintained the new compensation approaches adopted in fiscal year 2010, as well as several long-standing compensation practices that we believe contribute to prudent governance.

•

We retained a recoupment or “clawback” provision, first adopted in fiscal year 2010, in the Annual Incentive Plan and the 2011 Long-Term Incentive Program. These clawback provisions provide that the Company will seek reimbursement from executive officers if the Company’s financial statements or approved financial measures under the Annual Incentive Program or the 2011 Long-Term Incentive Program are subject to restatement due to error or misconduct, to the extent permitted by law.

•

In fiscal year 2010, the Compensation Committee amended its charter to provide that the Compensation Committee will evaluate whether the risks arising from the Company’s compensation policies and practices for its employees would be reasonably likely to have a material adverse effect on the Company.

•

The Compensation Committee’s charter provides that it has the sole authority (1) to retain and terminate any compensation consultant to be used to assist it in the evaluation of executive compensation and (2) to approve the consultant’s fees and the other terms and conditions of the consultant’s retention. Neither the Compensation Committee nor the Company’s management retained a consultant that played a role in determining or recommending the amount or form of executive compensation in fiscal year 2011.

Executive Compensation Philosophy and Objectives

Sears Holdings believes that the long-term success of the Company is directly related to our ability to attract, motivate and retain highly talented associates who are committed to our company’s vision, mission and values. These values, which we believe support our adaptive organization and culture of learning, accountability and cross-functional collaboration, include focusing on the customer, building and aligning teams and knowing how to make money. Our vision and values are supported by five key pillars of our strategy: creating lasting relationships with customers by empowering them to manage their lives; attaining best in class productivity and efficiency; building our brands; reinventing the company continuously through technology and innovation; and reinforcing “The SHC Way” by living our values every day.

The Compensation Committee has developed a pay-for-performance compensation philosophy for our executive officers. Total annual compensation paid to the named executive officers generally depends on company financial performance, the level of job responsibility and individual performance, as well as the need to attract top executive talent or retain key executives. The total compensation package provided to the named executive officers generally includes both annual and long-term incentive programs designed to motivate and encourage employees to drive performance and achieve superior results for our company and our company’s stockholders. The Compensation Committee also believes that compensation should reflect the value of the job in the marketplace. While the Compensation Committee’s objective is to approve compensation and benefits packages that reflect the pay-for-performance compensation philosophy, it recognizes that the Company must sometimes provide additional inducements, such as sign-on bonuses and other provisions, in order to recruit, retain and motivate top-qualified executives. Accordingly, as more fully described below, in fiscal year 2011, the Company granted additional cash and stock awards for certain named executive officers, including those who joined the Company in fiscal year 2011. The Compensation Committee also noted the approval of executive compensation by the Company’s stockholders by a large majority in the advisory vote on this subject held at last year’s annual meeting and believes this affirms our stockholders’ support for the Company’s approach to executive compensation.

Competitive Pay Practices

Our experience demonstrates that in order to attract qualified external candidates and retain valuable executive officers, we must offer executive compensation packages that are competitive with the packages offered by companies with which Sears Holdings competes for talent. In making compensation recommendations for the executive officers we analyze internal compensation and external market data. We gather market data with a focus, where appropriate, on retail-specific and online-specific organizations. We do not benchmark against a set list of competitors or a peer group. We believe that our competitive pay analyses provide a reference point in validating proposed or recommended compensation, thereby assuring that we are offering competitive pay packages to the named executive officers.

Executive Compensation Program: Key Elements

The key elements of our compensation program for the named executive officers include base salary and incentive opportunities. Incentive opportunities include annual and long-term performance-based programs designed to drive long-term performance through effective decision making while also incenting appropriate short-term decision making. In addition, time-based equity awards (i.e., equity that vests with the passage of time) are made to provide additional motivation and encourage retention.

Rewarding Short-Term Performance

•	Base Salary—Base salary is the fixed element of each named executive officer’s cash compensation.

•

Annual Incentive Plan—Our annual incentive program is a pay-for-performance program providing for annual cash awards to eligible employees based on achievement of financial performance goals relating to a specific fiscal year. The purpose of our annual incentive program is to motivate our named executive officers to achieve financial performance goals by making their cash incentive award variable and dependent upon Sears Holdings’ or the respective business unit’s annual financial performance.

Rewarding Long-Term Performance

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Long-Term Performance-Based Programs—Our long-term incentive programs are designed to motivate our executive officers to focus on long-term company performance through cash or common stock awards generally based on three-year performance periods and reinforce accountability by linking executive compensation to aggressive performance goals. Sears Holdings believes that these programs are an important instrument in aligning the goals of the named executive officers with our company’s strategic direction and initiatives, which our company believes will result in increased stockholder returns.

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Time-Based Equity Compensation—Awards of time-based equity awards encourage retention and provide alignment with stockholders as value received will be consistent with return to stockholders, with vesting schedules that generally range from two to four years.

As executive officers assume greater responsibility within the Company, generally, a larger portion of their total cash compensation opportunity is designed to become dependent on Company performance. When making individual compensation decisions for our named executive officers, the Compensation Committee takes many factors into account, including the individual’s performance and experience; the performance of the Company overall; any retention concerns; the responsibilities, impact and importance of the position within our company; the individual’s expected future contributions to our company; the individual’s historical compensation; and internal pay equity (meaning the relative pay differences for different positions within our company). There is not a pre-established policy or target for the allocation between annual and long-term incentive compensation. Instead, the Compensation Committee takes a holistic approach to executive compensation and balances the compensation elements for each named executive officer individually.

How Elements Are Used to Achieve Our Compensation Objectives

In fiscal year 2011, the Compensation Committee sought to achieve the objectives of our compensation program through the grant of annual or long-term incentive awards, or both, to our named executive officers. The 2011 annual incentive awards offer participating named executive officers an opportunity for cash compensation based upon EBITDA or a combination of EBITDA and business unit operating profit (“BOP”) performance during the fiscal year, and, therefore, reward participating named executive officers for achieving a short-term financial performance target. The Compensation Committee also granted performance-based cash awards to our named executive officers that become payable following the three-year performance cycle upon achievement of a cumulative EBITDA or combination of EBITDA and BOP targets for the three-year performance period. The 2011 long-term awards are designed to motivate our named executive officers to focus on long-term financial performance of the Company.

The Compensation Committee also believes that the most fair and effective way to motivate the Company’s named executive officers to produce the best results for its stockholders is to increase the proportion of an executive officer’s total compensation that is performance-based, including properly deployed time-based equity compensation, as the executive’s ability to affect those results increases. As a result, the size of the annual and long-term performance awards granted to executive officers, relative to total compensation, increases based upon the executive officer’s relative level of responsibility and potential to affect the Company’s or a business unit’s financial performance. Additionally, the Compensation Committee believes that the payouts for incentive compensation can be achieved only if the Company and/or its business units perform well in a given fiscal year. Under our incentive compensation structure, the highest amount of compensation can be achieved through consistent superior performance over sustained periods of time. This provides an incentive to manage our company for the long term, while minimizing excessive risk taking in the short term.

The annual incentive awards granted to the Company’s named executive officers in fiscal year 2011 were calculated based on a multiple of base salary. The multiple, which ranged from 0.70 to 2.0, is based upon the named executive officer’s relative level of responsibility and potential to affect the Company’s overall performance. The performance-based long-term cash awards granted to the Company’s named executive officers in fiscal year 2011 were calculated based on a multiple of base salary. The multiple, which ranged from 1.5 to 2.0, is based upon the executive officer’s relative level of responsibility and potential to affect the Company’s overall performance. The Compensation Committee also considers the executive officer’s performance and experience; the executive officer’s expected future contributions to our company; and internal pay equity. Annual incentive program opportunities for the named executive officers are generally established when the Compensation Committee approves an annual incentive plan or at the time the Compensation Committee otherwise approves a compensation package for a named executive officer. Due to the fact that the named executive officer’s base salary is determined, in part, on his or her past performance, an award that is based on a multiple of that base salary also reflects, in part, his or her past performance.

The Compensation Committee determines whether the applicable financial performance targets have been attained under our annual and long-term incentive compensation plans. The Compensation Committee has not exercised its discretion to adjust performance targets or payout amounts for any of our named executive officers. While the Committee can exercise both positive and negative discretion in relation to the annual and long-term incentive compensation awards granted to our named executive officers, the Compensation Committee historically has considered the requirements of Internal Revenue Code Section 162(m) (“Section 162(m)”). The impact of Section 162(m) on compensation awarded to our named executive officers is described in “Certain Tax Consequences” on page 33 of this proxy statement.

Fiscal Year 2011 Compensation Decisions

The Compensation Committee worked with our Chief Executive Officer, Louis J. D’Ambrosio, our then-Senior Vice President and President, Talent and Human Capital Services, J. David Works, our Senior Vice President, William R. Harker, and in selected cases, the Chairman, Edward S. Lampert, in determining named executive officers’ total compensation. Management presented recommendations to the Compensation Committee regarding an executive officer’s total compensation for review and final approval. As appropriate, our Chairman generally played an advisory role to the Compensation Committee during this process.

In fiscal year 2011, the Company’s short and long-term incentive programs contained executive compensation recovery provisions. The relevant provisions provide that the Company will seek reimbursement from executive officers if the Company’s financial statements or approved financial measures are subject to restatement due to error or misconduct, to the extent permitted by law.

Base Salary

We set base salaries to reflect a named executive officer’s performance and experience; the individual’s expected future contributions to our company; the responsibilities, impact and importance of the position within our company; internal pay equity; and competitive pay research. The timing and amount of base salary increases depend on the named executive officer’s past performance, promotion or other change in responsibilities, expected future contributions to our company and current market competitiveness.

The base salaries of Messrs. D’Ambrosio, Schriesheim and Boire were set when they joined the Company (February 2011, August 2011 and January 2012, respectively) and remain unchanged. The Compensation Committee reviewed the base salaries of Messrs. Drobny, Harker, Johnson and Collins and determined that no change would be made for fiscal year 2011. The base salary of Mr. Phelan was increased in August 2011 to $525,000 in recognition of his responsibilities, as well as the impact and importance of his position with the Company.

2011 Annual Incentive Compensation

The Annual Incentive Plan (“AIP”) is a cash-based program that is intended to reward associates, including our named executive officers, for their contributions to the achievement of certain EBITDA (earnings before interest, taxes, depreciation and amortization), business unit operating profit or other goals, or a combination of these goals. The Compensation Committee approved 2011 performance measures under the AIP. For Mr. D’Ambrosio, an SHC EBITDA goal accounted for 100% of the annual incentive opportunity. For Messrs. Schriesheim, Drobny, Harker, Johnson and Phelan, the annual incentive opportunity is tied to achievement of a combination of an SHC EBITDA goal and BOP goals. Mr. Boire was not assigned a performance goal, and, accordingly, will not receive any payment, under the 2011 AIP.

SHC EBITDA is defined as earnings of our company before interest, taxes, depreciation and amortization for the performance period computed as operating income on our company’s statement of operations for the applicable reporting period, other than Sears Canada Inc., excluding depreciation and amortization and gains/(losses) on the sales of assets. In addition, it is adjusted to exclude

•	significant litigation or claim judgments or settlements (defined as matters which are $1 million or more);

•	the effect of purchase accounting and changes in accounting methods;

•	gains, losses and costs associated with store closings, acquisitions and divestitures;

•	integration costs that are disclosed as merger related;

•	domestic pension expense; and

•	restructuring activities.

We continue to use SHC EBITDA as a performance goal because it is a key metric used by management to measure business performance. We also believe that it accurately reflects our compensation philosophy of encouraging growth and creating increased stockholder value through the efficient use of corporate assets.

BOP is defined as earnings before interest, taxes, and depreciation and other EBITDA adjustments, if related to the business unit, which are excluded from the definition of EBITDA for each business unit of the domestic Company that this is covered by the AIP, as reported on the Company’s domestic internal operating statements derived from the vertical financial system. We believe that BOP performance goals support our financial goals by reinforcing responsibility and accountability at the business unit level.

In establishing financial business goals for the fiscal year to be approved by the Compensation Committee, factors such as our prior fiscal year financial business results, our competitive situation, our evaluation of market trends, as well as the general state of the economy and our business all are considered. For fiscal year 2011, threshold and target performance goals were established for SHC EBITDA and the BOPs. The threshold level of performance for Mr. D’Ambrosio, for whom the performance measure is 100% SHC EBITDA, is approximately 61% of the SHC EBITDA target. The threshold level of performance for Messrs. Schriesheim, Drobny, Harker and Phelan, with respect to the 50% of their award that is tied to SHC EBITDA, is approximately 61% of the SHC EBITDA target; the underlying BOP threshold levels of performance apply to the 50% of their award that is tied to the percentage of AIP payouts achieved by the operating business units. For Mr. Johnson, for whom the performance measures are a combination of SHC EBITDA and three specific business BOP goals, the threshold level of performance for (a) the percentage that is tied to SHC EBITDA is approximately 61% of the SHC EBITDA target and (b) the percentages that are tied to BOP goals are based on the BOP-specific threshold level set for each such BOP goal (which vary from 50% to 97% of the BOP target). Threshold level performance for SHC EBITDA-based components of the 2011 AIP generate payouts at 40% of incentive opportunity and threshold levels of performance for BOP-based components of the 2011 AIP generate payouts that vary by business unit from a minimum of 40%. As noted above, for Messrs. Schriesheim, Drobny, Harker and Phelan the underlying BOP threshold levels of performance apply to the portion of their award that is tied to the percentage of AIP payouts achieved by the operating business units. The target level performance for SHC EBITDA and BOP components generate payouts of 100% of incentive opportunity. If the target SHC EBITDA or target BOP performance level is exceeded, for each 1% the performance measure exceeds the target performance measure, such named executive officer will receive a 2% increase in that component of his award. AIP awards payable for performance above target SHC EBITDA or above target BOP will be subject to an earnings-to-incentive ratio such that generally, for every $7 in earnings above the target amount, a minimum of $6 in earnings is retained by the Company for every $1 in incentive paid to participants. The maximum award payable to a named executive officer under the AIP is 200% of his target incentive award. The amount of the annual cash incentive award ultimately received depends on the achievement of the applicable performance goals. The “Grants of Plan-Based Awards” table on page 38 shows the range of possible payments to each of our named executive officers under the AIP in fiscal year 2011.

Messrs. Schriesheim and Boire have the following provisions in their offer letters relating to the AIP. Mr. Schriesheim is eligible to receive an incentive payment equal to the greater of (1) the actual incentive payable under the 2011 AIP, or (2) 150% of his base salary. The latter will be reduced by the amount payable to Mr. Schriesheim under the 2011 AIP. Mr. Boire is eligible to receive an incentive payment equal to the greater of (1) the actual incentive payable under the 2012 AIP, or (2) $600,000. The latter will be reduced by the amount payable, if any, to Mr. Boire under the 2012 AIP. These awards were provided to induce Messrs. Schriesheim and Boire to join the Company, to compensate them for other foregone compensation opportunities and in recognition of their expected future contributions to the Company.

The AIP also provides that the Company will seek reimbursement from executive officers if the Company’s financial statements or approved financial measures are subject to restatement due to error or misconduct, to the extent permitted by law.

The Company’s performance in fiscal year 2011 resulted in payments to Messrs. Schriesheim, Drobny, Harker, Johnson and Phelan under the 2011 AIP because the threshold performance levels under certain BOPs was achieved. For Mr. Johnson, 25% of his 2011 annual incentive opportunity was tied to achievement of the SHC EBITDA goal and 75% of his 2011 annual incentive opportunity was tied to BOP goals for three business units, while for Messrs. Schriesheim, Drobny, Harker and Phelan, 50% of their 2011 annual incentive opportunity was tied to achievement of the SHC EBITDA goal and 50% of their 2011 annual incentive opportunity was tied to the percentage of AIP payouts achieved by certain operating business units. As noted above, while the Company did not achieve the SHC EBITDA performance goal under the AIP, certain of the Company’s business units were successful in achieving threshold levels of performance under their respective BOP goals. Accordingly, Messrs. Schriesheim, Drobny, Harker, Johnson and Phelan will receive annual incentive payments of $2,490, $2,218, $2,867, $94,545 and $1,542, respectively, based on achievements of certain of the BOP goals.

Long-Term Compensation Opportunities

Beginning in 2005, long-term performance awards have generally been granted every year to our named executive officers and others. The Summary Compensation Table and Grants of Plan-Based Awards tables on pages 35 and 38 of this proxy statement contain information regarding the long-term performance-based compensation opportunities for fiscal year 2011. These opportunities consist of a performance-based award under the 2011 Long-Term Incentive Program (the “2011 LTIP”) granted to our named executive officers in fiscal year

2011 and a performance-based cash award under the 2010 Long-Term Incentive Program (the “2010 LTIP”) granted to our named executive officers in fiscal year 2010. Certain named executive officers also are participating in the 2009 Long-Term Incentive Program (the “2009 LTIP”), a performance-based cash program dependent upon the achievement of company financial goals during our 2009 through 2011 fiscal years; however, based on the Company’s financial performance during the performance period, no payments were made to named executive officers under the 2009 LTIP.

In making compensation decisions, no formal weighting formula is used in determining award amounts under our long-term incentive programs. Instead, the Compensation Committee considers the named executive officer’s relative level of responsibility and potential to affect the Company’s overall performance when it awards long-term performance-based compensation.

Each of our long-term incentive programs contains a different EBITDA performance goal. LTIP EBITDA is defined the same for LTIP purposes as SHC EBITDA as defined above with respect to the 2011 AIP. The reason why we have historically used EBITDA as a performance measure is described under “2011 Annual Incentive Compensation” above. The Company has not achieved the threshold LTIP EBITDA performance target under any of its long-term incentive programs adopted since the Merger in 2005. Under the 2011 LTIP, the Company introduced an award based 50% on achievement of LTIP EBITDA and 50% on achievement of a specific BOP or BOPs. BOP is defined the same for LTIP purposes as defined above with respect to the 2011 AIP.

Our company’s current long-term incentive plans are described below.

2009 LTIP

The 2009 LTIP provides the opportunity for employees at the level of divisional vice president and above to receive a potential payment under a 2009 LTIP incentive award subject to the attainment of performance goals for a three-year performance period (fiscal years 2009 to 2011). Awards under the 2009 LTIP represent the right to receive cash or, at the discretion of the Compensation Committee, shares of the Company’s common stock in lieu of cash, or a combination of cash and shares. Threshold and target performance goals were established for the LTIP EBITDA performance goals under the 2009 LTIP. A description of LTIP EBITDA can found under the caption “Long-Term Compensation Opportunities” above. A threshold level of performance would have generated payouts at 60% of plan, target levels of performance would have generated payouts of 100% of plan, and if target levels of performance had been exceeded, for each 1% 2009 LTIP EBITDA exceeds the target performance measure, such named executive officer would have received a 2% increase in his award.

The named executive officers that participate in the 2009 LTIP are Messrs. Harker, Johnson, and Phelan. Mr. Collins participated in the 2009 LTIP, but forfeited any awards under the 2009 LTIP when he terminated his employment with the Company

In the event of a participant’s death or disability before the payment date for his or her award, a payment would have been made with respect to that participant in an amount equal to his or her prorated target cash incentive opportunity, but only if (a) LTIP EBITDA for the period of the performance period through the month preceding the participant’s termination of employment had been equal to or greater than target LTIP EBITDA, pro-rated through the date of termination, (b) LTIP EBITDA had been equal to or greater than target LTIP EBITDA for the performance period and (c) the participant had been employed by us for at least 12 months of the performance period. In the event of voluntary termination or termination with cause (as defined in the 2009 LTIP) before the payment date for his or her award, the participant would have forfeited all of his or her LTIP award. To have been eligible to receive payment of an award, a participant was required to have been actively employed as of the payment date following completion of the performance period.

Consistent with our pay-for-performance philosophy, the Company’s financial performance during the performance period (fiscal years 2009 to 2011) resulted in no payments under the 2009 LTIP.

2010 LTIP

The 2010 LTIP provides the opportunity for salaried employees who hold a position of divisional vice president or higher to receive a potential payment under a long-term incentive award equal to either a percentage of his her base salary or a dollar amount subject to the attainment of performance goals for a three-year period (fiscal years 2010 to 2012). Awards under the 2010 LTIP represent the right to receive cash or, at the discretion of the Compensation Committee, shares of the Company’s common stock in lieu of cash or a combination of cash and shares upon the achievement of certain performance goals. The issuance of common stock under the 2010 LTIP is contingent on the availability of shares of stock under a shareholder approved plan of the Company providing for the issuance of shares in satisfaction of 2010 LTIP awards.

The named executive officers who participate in the 2010 LTIP are Messrs. Drobny, Harker, Johnson and Phelan. Mr. Collins participated in the 2010 LTIP, but forfeited any awards under the 2010 LTIP when he terminated his employment with the Company

The 2010 LTIP includes four different performance plans. The Compensation Committee determined the level of financial performance for each performance plan, the performance plan that applies to each business, and which performance plan applies to each named executive officer. The participating named executive officers participate in the 100% LTIP EBITDA performance plan under the 2010 LTIP.

The 2010 LTIP provides that the Company will seek reimbursement of any payouts from executive officers if the Company’s financial statements or approved financial measures are subject to restatement due to error or misconduct, to the extent permitted by law.

In the event of a participant’s death or disability before the payment date for his or her award, a payment will be made with respect to that participant in an amount equal to his or her prorated target cash incentive opportunity, but only if (a) the applicable performance measure(s) for the period of the performance period through the month preceding the participant’s termination of employment is equal to or greater than the target for such measure(s), pro-rated through the date of termination, (b) applicable the performance measure(s) is equal to or greater than the target for the applicable performance measure(s) for the performance period and (c) the participant has been employed by us for at least 12 months of the performance period. In the event of voluntary termination or termination with cause (as defined in the 2010 LTIP) before the payment date for his or her award, the participant will forfeit all of his or her LTIP award. To be eligible to receive payment of an award, a participant must be actively employed as of the payment date following completion of the performance period.

For the participating named executive officers achievement of an LTIP EBITDA performance goal accounted for 100% of their 2010 long-term compensation opportunity under the 2010 LTIP. A description of LTIP EBITDA can found under the heading “Long-Term Compensation Opportunities” above. Threshold, target and maximum goals have been established for all performance threshold measures under the LTIP EBIDTA plan. The threshold level of performance is the attainment of a three-year cumulative LTIP EBITDA target for the three-year performance period. A threshold level of performance will generate a payout at 40% of the long-term incentive opportunity and a target level of performance will generate a payout at 100% of the long-term incentive opportunity. If the target LTIP EBITDA performance level is exceeded, for each 1% LTIP EBITDA exceeds the target performance measure, the named executive officer will receive a 2% increase in his award. 2010 LTIP awards payable for performance above target LTIP EBITDA will be subject to an earnings-to-incentive ratio such that for every $7 in earnings above the target amount, a minimum of $6 in earnings is retained by the Company for every $1 in incentive paid to participants.

During fiscal year 2011, the Company concluded that the LTIP EBITDA performance goal established in connection with the 2010 LTIP was unlikely to be achieved. Accordingly, the Company ceased recording expense and reversed the prior expense recognized in connection with the 2010 LTIP awards based on 100% LTIP EBITDA. Payments to our named executive officers under the 2010 LTIP at the end of the three-year performance period are not likely to occur.

2011 LTIP

The 2011 LTIP provides the opportunity for salaried employees who hold a position of divisional vice president or higher to receive a long-term incentive award equal to either a percentage of his or her base salary or a dollar amount subject to the attainment of performance goals for a three-year period (fiscal years 2011 to 2013). Awards under the 2011 LTIP represent the right to receive cash or, at the discretion of the Compensation Committee, shares of the Company’s common stock in lieu of cash or a combination of cash and shares upon the achievement of certain performance goals. The issuance of common stock under the 2011 LTIP is contingent on the availability of shares of stock under a shareholder approved plan of the Company providing for the issuance of shares in satisfaction of 2011 LTIP awards.

The named executive officers who participate in the 2011 LTIP are Messrs. Drobny, Harker, Johnson and Phelan. Mr. Collins participated in the 2011 LTIP, but forfeited any awards under the 2011 LTIP when he terminated his employment with the Company.

The 2011 LTIP includes five different performance plans. The Compensation Committee has determined the level of financial performance for each performance plan, the performance plan to apply to each business, and which performance plan applies to each named executive officer. The 2011 performance plans under the LTIP that cover named executive officers include an LTIP EBITDA plan and BOP-based plans.

The 2011 LTIP provides that the Company will seek reimbursement of any payouts from executive officers if the Company’s financial statements or approved financial measures are subject to restatement due to error or misconduct, to the extent permitted by law.

In the event of a participant’s death or disability before the payment date for his or her award, a payment will be made with respect to that participant in an amount equal to his or her prorated target cash incentive opportunity, but only if (a) the applicable performance measure(s) for the period of the performance period through the month preceding the participant’s termination of employment is equal to or greater than the target for such measure(s), pro-rated through the date of termination, (b) applicable the performance measure(s) is equal to or greater than the target for the applicable performance measure(s) for the performance period and (c) the participant has been employed by us for at least 12 months of the performance period. In the event of voluntary termination or termination with cause (as defined in the 2011 LTIP) before the payment date for his or her award, the participant will forfeit all of his or her LTIP award. To be eligible to receive payment of an award, a participant must be actively employed as of the payment date following completion of the performance period.

Messrs. D’Ambrosio, Schriesheim and Boire do not participate in the 2011 LTIP. For Mr. Johnson, achievement of the LTIP EBITDA performance goal accounts for 50% of his 2011 LTIP opportunity and achievement of a BOP goal for the businesses for which he is responsible accounts for the remaining 50% of his 2011 LTIP opportunity (“LTIP EBITDA-BOP plan”). For all other named executive officers, achievement of the LTIP EBITDA performance goal accounts for 100% of their 2011 LTIP opportunity (“LTIP EBITDA plan”). Threshold, target and maximum goals have been established for all performance measures under the 2011 LTIP.

The threshold level of performance for the LTIP EBITDA plan and the LTIP EBITDA portion of the LTIP EBITDA-BOP plan is 70% of target LTIP EBITDA in any year of the three-year performance period. The threshold level of performance for the BOP portions of the LTIP EBITDA-BOP plan is 70% of the three-year cumulative BOP targets for the performance period. For both plans, a threshold level of performance will generate a payout at 25% of the 2011 LTIP opportunity and a target level of performance will generate a payout at 100% of the 2011 LTIP opportunity. For both plans, for a performance level from threshold to 83% of the applicable target, the named executive officer will receive a 1.2% increase in his award for every 1% of additional performance above threshold. For a performance level from 83% of the applicable target to such target, the named executive officer will receive a 3.5% increase in his award for every 1% of additional performance. If the applicable target performance level is exceeded, for each 1% it exceeds the target, the named executive officer will receive a 2% increase in his award. Awards payable under either the LTIP EBITDA plan or

LTIP EBITDA-BOP plan for performance above applicable targets will be subject to an earnings-to-incentive ratio such that for every $7 in earnings above the target amount, a minimum of $6 in earnings is retained by the Company for every $1 in incentive paid to participants. The maximum award payable to a named executive officer under the 2011 LTIP is 200% of his target incentive award.

Our ability to achieve the LTIP EBITDA performance target is dependent upon a number of factors. Given our recent operating performance and current retail market conditions, there is uncertainty with respect to achieving the LTIP EBITDA performance target in the performance period, and payment to our participating named executive officers under the 2011 LTIP at the end of the three-year performance period are not likely to occur.

Other Long-Term Compensation Opportunities

Mr. Schriesheim’s offer letter provides for a long-term compensation opportunity of grants of restricted stock on each of the first and second anniversaries of his date of hire by the Company. Each restricted stock grant will consist of that number of shares of common stock of the Company with a value of $500,000 using the market closing price of the Company’s stock on the applicable grant date. Each such grant will vest in full on the second anniversary of the applicable grant date. Mr. Schriesheim received this long-term restricted stock award to induce him to join the Company, to compensate him for other foregone compensation opportunities and in recognition of his expected future contributions to the Company.

Mr. Boire’s offer letter provides for a long-term compensation opportunity of a grant of shares of restricted stock with a value of $1,000,000 on the first business day of the month following the date that Mr. Boire relocates to the greater Chicago metropolitan area. The number of shares granted will be determined using the market closing price of the Company’s stock on the grant date and, if granted, will vest in full on the second anniversary of the grant date. Mr. Boire’s offer letter also provides a special sign-on bonus divided into three separate tranches of $200,000 each, payable in cash. The first $200,000 will be paid in four equal installments beginning with a payment within 30 days after the start of Mr. Boire’s employment with the Company and three more payments beginning on the first payroll period of each subsequent calendar quarter; however, the first tranche will vest in equal monthly installments beginning as of Mr. Boire’s start date with the Company. If Mr. Boire voluntarily terminates his employment with the Company or is terminated for cause within 12 months of his start date with the Company, he will have to repay any unvested amount of the paid portion of the sign-on bonus. The remaining two tranches will be paid in four equal quarterly installments beginning on the second and third anniversaries of the date he began his employment with the Company, respectively, and also will vest in equal monthly installments beginning as of the applicable anniversary date. If Mr. Boire voluntarily terminates his employment with the Company or is terminated for cause within 12 months of the second or third anniversaries of his start date with the Company, he will have repay any unvested amount of the paid portion of the sign-on bonus for the second or third year, respectively. Mr. Boire received the long-term restricted stock award and sign-on bonus to induce him to join the Company, to compensate him for other foregone compensation opportunities and in recognition of his expected future contributions to the Company.

On September 1, 2011, each of Messrs. Drobny, Harker and Phelan received a special long-term retention award in the amount of $651,000, $750,000 and $400,000, respectively. Each award was granted on and consists of restricted stock issued under the Company’s 2006 Stock Plan valued at 50% of the total award amount, and cash in the amount of 50% of the total award amount. Mr. Phelan’s award vests 25% on each of the first and second anniversaries of the grant date and 50% on the third anniversary of the grant date, subject to employment with the Company on the vesting dates. The awards granted to Messrs. Drobny and Harker vest one-third on each of the first, second and third anniversaries of the grant date, subject to employment with the Company on the vesting dates. These long-term retention awards were granted to retain and motivate Messrs. Phelan, Drobny and Harker.

In connection with the spin-off of the Company’s interest in Orchard, each person, including named executive officers, who held outstanding shares of unvested restricted stock of the Company as of December 16, 2011, the record date for the spin-off, was granted a cash right in lieu of shares of Orchard common and preferred stock distributed in the Spin-Off in respect of such unvested restricted stock. The cash rights were granted in lieu of Orchard shares to preserve the tax-free nature of the spin-off for U.S. federal income tax purposes. The cash rights will be payable on the applicable vesting date for such unvested restricted stock. The cash right amounts were calculated based on the volume-weighted average price per share of the Orchard common and preferred stock over the 10-trading day period beginning January 3, 2012. The cash right amounts granted to Messrs. D’Ambrosio, Schriesheim, Drobny, Harker, Johnson and Phelan total $86,050, $71,139, $9,428, $10,548, $27,867, and $6,205, respectively. No cash rights held by a named executive officer vested in fiscal year 2011.

Time-Based Equity Compensation

Time-based equity (i.e., equity that vests with the passage of time) compensation assists Sears Holdings to:

•	Attract and retain top executive talent; and

•	Link executive and company long-term financial interests of our company, including the growth in value of our company’s equity and enhancement of long-term stockholder return.

Time-based equity compensation is intended to complement the three major compensation elements: base salary, annual incentive awards and long-term incentive awards.

Time-based equity compensation at Sears Holdings is currently awarded in the form of restricted stock. Generally, our practice is to determine the dollar amount of equity compensation and then grant a number of shares of restricted stock having a fair market value equal to that dollar amount on the date of grant. We determine the fair market value based upon the closing price of our stock on the grant date. Individual grant amounts are generally based on factors such as relative job scope, expected future contributions to our company and internal pay equity. Additionally, restricted stock grants are an effective means of offsetting equity awards that executives may lose when they leave a former company to join Sears Holdings.

Our company does not grant restricted stock on a regular basis to our named executive officers. In fiscal year 2011, we granted restricted stock to certain of our named executive officers. Messrs. D’Ambrosio, Schriesheim and Boire received restricted stock awards to induce them to join the Company, to compensate them for other forgone compensation opportunities and/or in recognition of their expected future contributions to the Company. Mr. D’Ambrosio was awarded 68,784 shares of restricted stock on February 23, 2011, which award vests in three equal installments on the first, second and third anniversaries of his date of hire by the Company. On March 3, 2011, he was awarded 23,853.1859 shares of restricted stock, which award vests in equal installments on the first and second anniversary of his date of hire with the Company, provided that Mr. D’Ambrosio remains an active employee as of the applicable vesting dates. Mr. D’Ambrosio’s second award represents a matching grant of restricted stock equal to two times the number of shares of common stock of the Company that he purchased on the open market within a period specified in his offer letter. In addition to the long-term restricted stock grants described in “Other Long-Term Compensation Opportunities” above, Mr. Schriesheim received an award of 76,584 shares of restricted stock on August 22, 2011, which award vests in three equal installments on the first, second and third anniversaries of the grant date. In addition to the long-term restricted stock grant described in “Other Long-Term Compensation Opportunities” above, Mr. Boire received an award of 75,000 shares of restricted stock on January 9, 2012, which award vests in three equal installments on the first, second and third anniversaries of the grant date. Messrs. Drobny, Harker and Phelan, were awarded restricted stock, as part of the special long-term retention awards granted on September 1, 2011, as described in “Other Long-Term Compensation Opportunities” above. On April 6, 2010, Mr. Johnson received an award of 40,000 shares of restricted stock, which award vests in four equal annual installments on the first, second, third and fourth anniversary of the grant date. On March 10, 2011, this award was amended to provide that if his employment with the Company is involuntarily terminated (other than for cause, death or disability), he will be deemed to be vested in any portion of his award that was scheduled to vest during the 15 months immediately following such termination date.

The Company does not have a stock option plan, as currently stock options are not a key pay component for Sears Holdings.

Other Compensation Elements

Discretionary Bonuses

We pay sign-on, first year guaranteed and other bonuses where determined necessary or appropriate to attract top executive talent from other companies or retain key executives. Executives we recruit often have unrealized value in the form of unvested equity and other forgone compensation opportunities. Sign-on bonuses are an effective means of offsetting compensation opportunities executives may lose when they leave a former company to join Sears Holdings. In fiscal year 2011, two of our named executive officers received discretionary bonuses. For the discretionary bonus paid to Mr. D’Ambrosio in fiscal year 2011, see the discussion below under the caption “Fiscal Year 2011 CEO Compensation.” As an inducement to Mr. Schriesheim to join the Company, we granted him a special incentive award in an amount equal to 150% of his base salary to be paid to him in fiscal year 2012 provided that he is actively employed by the Company as of the payment date or, if terminated, is terminated by the Company for other than cause, as defined in his severance agreement. Such amount, as noted above under the caption “2011 Annual Incentive Compensation,” will be reduced by the amount payable to Mr. Schriesheim under the 2011 AIP.

Perquisites and Other Benefits

The Company provides its named executive officers with perquisites and other personal benefits that the Compensation Committee deems reasonable and consistent with our overall compensation program. In fiscal year 2011, the Company provided to Mr. D’Ambrosio commuter benefits consisting of round trip transportation by charter aircraft between Philadelphia and the greater Chicago metropolitan area, corporate housing in the Hoffman Estates, Illinois area, and ground transportation between his primary residence in Philadelphia and the Philadelphia airport, as well as between the Company’s corporate headquarters and both the airport in the greater Chicago metropolitan airport and corporate housing in the Hoffman Estates, Illinois area. The Company will provide Mr. D’Ambrosio with a tax gross-up of any imputed income arising out of commuter benefits, except that he is responsible for any tax on imputed income arising out of his personal use of Company-furnished charter aircraft. In fiscal year 2011, the Company provided to Mr. Boire commuter benefits and will continue to do so until his relocation to the greater Chicago metropolitan area. These benefits consisted of weekly round trip transportation by commercial aircraft (business class) between the greater New York metropolitan area and the greater Chicago metropolitan area, a temporary housing allowance for housing in the Hoffman Estates, Illinois area, ground transportation between his primary residence in the greater metropolitan New York area and the airport in the New York area when travelling to the Company’s corporate headquarters in Hoffman Estates, Illinois, as well as ground transportation to and from Chicago area airports when commuting to his primary residence in New York. In fiscal year 2012, the Company paid for the shipment of his personal vehicle from his primary residence in New York to the greater Chicago metropolitan area, pursuant to his offer letter. The Company will also provide Mr. Boire with a tax gross-up of 35% of any imputed income arising out of such commuter benefits. In fiscal year 2011, the Company made available to Mr. Johnson Company-furnished ground transportation for travel between his primary residence in the Chicago metropolitan area and the Company’s corporate headquarters in Hoffman Estates, Illinois. Mr. Johnson is responsible for any related taxes associated with the personal use of Company-furnished transportation.

Retirement Plans

We provide 401(k) savings plans to allow participants to contribute towards retirement on a pre-tax (including catch-up contributions) and after-tax basis. The U.S. 401(k) savings plan allows pre-tax contributions of up to 50% of eligible compensation (or the limit determined by the Internal Revenue Service) and after-tax contributions of up to 25% of eligible compensation, provided however that in the aggregate these contributions do not exceed 50% of eligible compensation. Notwithstanding the foregoing, effective January 31, 2009, additional contribution restrictions were imposed on plan participants who were highly compensated employees as defined by the Internal Revenue Code. Each named executive officer is subject to these additional contribution restrictions. Also effective for payroll periods beginning after January 31, 2009, the Company suspended its matching contributions to the 401(k) savings plans.

The Company maintains a frozen, qualified pension plan (the “Sears Holdings Pension Plan”), and a frozen, non-qualified pension plan (“SRIP”) that provides supplemental retirement income to certain legacy Sears, Roebuck and Co. participants (together the “Pension Plans”). The Company eliminated future benefit accruals for the Pension Plans as of December 31, 2005. No named executive officer, other than Mr. Phelan, participates in the Pension Plans.

Severance Benefits

Each of our named executive officers has entered into a severance agreement with the Company. Our company provides for the non-competition clause contained in our severance agreements. Additionally, we believe that severance payments provide individuals a window of time to locate a new position in the marketplace. While the following description of the terms and conditions applies generally to our severance agreements with our named executive officers, severance agreements with certain of our executive officers contain different or additional terms and conditions that served as additional inducements for those named executive officers to join the Company and are more fully described under “Payments Pursuant to Severance Agreements” starting on page 42. Under the agreement, severance is provided for involuntary termination by the Company without cause (as defined in the agreement) or if the executive officer’s employment is terminated for “good reason” (as defined in the agreement). Named executive officers will receive the following, depending on the form of agreement:

•	Severance equal to one year of annual base salary, subject to mitigation for salary or wages earned from another employer, including self-employment; or

•

Severance equal to one year of annual base salary and a target bonus (separate from any payment under an annual incentive plan), subject to mitigation for salary or wages earned from another employer, including self-employment.

If a named executive officer becomes entitled to benefits under the severance agreement, the named executive officer will receive other company benefits such as continued participation in Sears Holdings medical and dental plans during the salary continuation period. Except as described below under the heading “Payments Pursuant to Severance Agreements—Other Severance Benefits,” the forms of executive severance agreements do not have specific change-in-control or similar provisions that would give rise to or impact the payment of severance benefits to the executive officers.

Awards under a long-term incentive program are payable in the event of a termination of employment as a result of death or disability during a performance period if certain conditions are met, as described under the applicable long-term incentive program. Please see “Long-Term Compensation Opportunities” on page 25 and “Potential Payments Upon Termination of Employment” on page 42 for additional information.

In the event of a named executive officer’s death, disability, retirement or involuntary termination, at the discretion of the Compensation Committee, such officer’s restricted stock awards may be accelerated. In all other cases, any unvested restricted stock award under the 2006 Stock Plan will be forfeited upon termination of employment.

Fiscal Year 2011 CEO Compensation

On February 23, 2011, the Company’s Board of Directors elected Louis J. D’Ambrosio as the Company’s Chief Executive Officer and President, beginning February 24, 2011. Mr. D’Ambrosio also was elected to serve on the Board of Directors. Mr. D’Ambrosio receives an annual base salary of $1,000,000; he also received a sign-on bonus of $150,000 (gross) and participates in the Company’s 2011 Annual Incentive Plan (“2011 AIP”) with a target award of 200% of his base salary. The 2011 AIP award was subject to pro-ration based on his start date. Mr. D’Ambrosio is not eligible to participate in the Company’s Long-Term Incentive Program. Mr. D’Ambrosio’s restricted stock awards are described elsewhere in this section under the caption “Fiscal Year 2011 Compensation Decisions—Time-Based Equity Compensation.” Mr. D’Ambrosio’s perquisites are described elsewhere in this section under the caption “Other Compensation Elements—Perquisites and Other Benefits.” Mr. D’Ambrosio has entered into an Executive Severance Agreement with the Company, which provides, among other things, that if he is involuntarily terminated by the Company for any reason other than for Cause, death or Disability (or he voluntarily terminates his employment for Good Reason) after six months but before 12 months of employment, he will be deemed to have vested in a pro rata portion of each of his restricted stock grants that were scheduled to vest as of the first anniversary of his start date. If he is involuntarily terminated by the Company for any reason other than Cause, death or Disability (or he voluntarily terminates his employment for Good Reason) after the first anniversary of his start date, he will receive salary continuation equal to one month of base salary for each complete month worked beyond the first anniversary of his start date up to a maximum salary continuation period of twelve months, subject to mitigation. The Executive Severance Agreement also includes customary non-compete, non-solicitation and non-disclosure covenants.

Certain Tax Consequences

In setting an executive officer’s compensation package, the Compensation Committee considers the requirements of Internal Revenue Code Section 162(m), which provides that compensation in excess of $1 million paid to certain executive officers is not deductible unless it is performance-based and paid under a program that meets certain other legal requirements. Neither base salary nor restricted stock that vests based solely on continued service qualify as performance-based compensation under Section 162(m). Although a significant portion of each executive officer’s compensation is intended to satisfy the requirements for deductibility under Section 162(m), the Compensation Committee retains the ability to evaluate the performance of our executives and to pay appropriate compensation, even if it may result in the non-deductibility of certain compensation under federal tax law.

Compensation Committee Role in Executive Compensation Decisions

The Compensation Committee is appointed by the Board to fulfill the Board’s responsibilities relating to compensation of our Chief Executive Officer and our executive officers. The Compensation Committee has overall responsibility for approving and evaluating all compensation plans, our policies and programs as they affect the Chief Executive Officer and the executive officers. The Compensation Committee is an independent committee of the Board and consists of no fewer than two members.

The Compensation Committee has the sole authority to retain or terminate any compensation consultant to be used to assist it in the evaluation of Chief Executive Officer or executive officer compensation and has the sole authority to approve the consultant’s fees and the terms and conditions of the consultant’s retention. Neither the Compensation Committee nor the Company’s management retained a consultant that played a role in determining or recommending the amount or form of executive compensation in fiscal year 2011. The Compensation Committee also has authority to obtain advice and assistance from internal or external legal, accounting or other advisors.

The Compensation Committee duties include:

•	evaluating the Chief Executive Officer’s performance in light of corporate goals and objectives;

•	determining the compensation of named executive officers, including base salaries and annual incentive opportunities;

•	determining cash-based and equity-based awards and opportunities for our named executive officers;

•

reviewing and approving employment agreements, severance arrangements, change-in-control agreements and change-in-control provisions affecting any elements of compensation and benefits affecting the Chief Executive Officer and other senior executives;

•	approving incentive compensation plans and programs;

•	serving as the administration committee of the company’s equity plans; and

•	approving any special or supplemental compensation and benefits for executive officers, including supplemental retirement benefits and the perquisites provided to them during and after employment.

The Compensation Committee also receives periodic reports on our compensation programs as they affect all associates.

During fiscal year 2011, pursuant to authority delegated by the Compensation Committee, the Company’s Stock Plan Committee, the current member of which is Mr. D’Ambrosio, was authorized to grant restricted stock awards to executives below the senior vice president level up to $150,000 per individual, and the Stock Plan Committee and the Senior Vice President and President, Talent and Human Capital Services, were authorized to approve increases in base salary and/or annual incentive target awards by up to 10% to officers at the level of senior vice president and above. No actions were taken pursuant to this delegation during fiscal year 2011 with respect to our named executive officers.

Compensation Committee Interlocks and Insider Participation

During fiscal year 2011, the following directors (none of whom was or had been an officer or employee of the Company or any of its subsidiaries) served on the Company’s Compensation Committee: Ann N. Reese, Emily Scott and Thomas J. Tisch. There were no interlocks during fiscal year 2011 with other companies within the meaning of the SEC’s proxy rules.

Summary Compensation Table

The following table sets forth information concerning the total compensation paid to each person who served as our Chief Executive Officer or our Chief Financial Officer during fiscal year 2011 and to our three other most highly compensated executive officers for fiscal year 2011 who were executive officers at the end of the fiscal year (collectively, the “named executive officers”).

Name and Principal Position	Year	Salary (a)		Bonus (b)		Stock Awards (c)		Non Equity Incentive Plan Compensation (d)		Change in Pension Value and Nonqualified Deferred Compensation Earnings (e)	All Other Compensation (f)		Total
Louis J. D’Ambrosio Chief Executive Officer and President	2011		$930,769		$150,000		$8,000,118		—	—		$852,037		$9,932,924

Robert A. Schriesheim Executive Vice President and Chief Financial Officer	2011		$366,154		$894,710		$3,999,982		$2,490	—		—		$5,263,336

Ronald D. Boire Executive Vice President, Chief Merchandising Officer and President, Sears and Kmart Formats	2011		$46,154		—		$2,226,750		—			$10,207		$2,283,111

Dane A. Drobny Senior Vice President, General Counsel and Corporate Secretary	2011 2010	$ $	650,000 457,917	$	— 150,000	$ $	325,479 499,960	$ $	2,218 42,277	—		— —	$ $	977,697 1,150,154

William R. Harker Senior Vice President	2011 2010	$ $	700,000 697,308		— —	$ $	375,013 500,000		$2,867 —	—		— —	$ $	1,077,880 1,197,308

W. Bruce Johnson Executive Vice President —Off-Mall Businesses*	2011 2010 2009	$ $ $	1,000,000 979,487 850,000		— — —	$ $	— 4,316,400 663,400		$94,545 — —	—	$ $	31,575 24,983 —	$ $ $	1,126,120 5,320,870 1,513,400

William K. Phelan Senior Vice President, Finance**	2011		$484,327		—		$200,007		$1,542	$39,157		—		$725,033

Michael D. Collins Former Sr. Vice President and Chief Financial Officer***	2011 2010 2009	$ $ $	265,566 697,308 600,000		— — —	$	— 500,000 —		— — —	—		— — —	$ $ $	265,566 1,197,308 600,000

*	Mr. Johnson served as our interim Chief Executive Officer and President from February 3, 2008 until February 24, 2011.

**	Mr. Phelan served as our acting Chief Financial Officer from May 20, 2011 until August 22, 2011.

***	Mr. Collins ceased serving as our Senior Vice President and Chief Financial Officer effective May 20, 2011, and his employment with the Company ceased on June 11, 2011.

(a)	The amounts shown for Messrs. D’Ambrosio, Schriesheim and Boire reflect the number of days from their dates of hire through the end of fiscal year 2011.

(b)	For Mr. D’Ambrosio, the amount shown in 2011 represents a sign-on bonus in the amount of $150,000. For Mr. Schriesheim, the amount shown in 2011 represents a sign-on bonus in the amount of $350,000 and a special incentive award of $544,710.

(c)	Amounts shown in this column represent the full grant date fair value of the restricted stock awards granted under the Company’s 2006 Stock Plan. Generally, the full grant date fair value is the amount that the Company would expense in its financial statements over the award’s applicable vesting period. Restricted stock is common stock that cannot be sold or otherwise transferred by the named executive officer until such restrictions lapse. All of the restricted stock awards shown in the summary compensation table were awarded under the 2006 Stock Plan.

On February 23, 2011, Mr. D’Ambrosio received a restricted stock award of 68,784 shares. These shares vest in three equal installments on February 24, 2012, February 24, 2013, and February 24, 2014 if Mr. D’Ambrosio remains an employee of the

Company on the applicable vesting date; provided, however, if Mr. D’Ambrosio’s employment is involuntarily terminated (other than for cause, death, or disability) or voluntarily terminates employment for good reason after six months but before 12 months of employment, as of such termination date he will be deemed to be vested in a pro rata share of the portion of this restricted stock grant that would have vested on the first anniversary of his start date. In addition, on March 3, 2011, Mr. D’Ambrosio received a restricted stock award of 23,853.1859 shares. These shares are a matching grant based on the number of shares of our common stock Mr. D’Ambrosio purchased on the open market. These shares vest in two equal installments on February 24, 2012 and February 24, 2013 under the same terms as described above. The closing stock price on February 23, 2011, was $87.23 and on March 3, 2011, was $82.72.

On August 22, 2011, Mr. Schriesheim received a restricted stock award of 76,584 shares. These shares will vest in three equal installments on August 22, 2012, August 22, 2013, and August 22, 2014, if Mr. Schriesheim remains an employee of the Company on the applicable vesting date. The closing stock price on the date of grant was $52.23.

On January 9, 2012, Mr. Boire received a restricted stock award of 75,000 shares. The shares vest in three equal installments on January 9, 2013, January 9, 2014, and January 9, 2015, provided that Mr. Boire is an employee on the vesting date. The closing stock price on the date of grant was $29.69.

On September 1, 2011, Mr. Drobny received a restricted stock award of 5,559 shares. The shares vest in three equal installments on September 1, 2012, September 1, 2013, and September 1, 2014, provided that Mr. Drobny is an active employee of the Company on the applicable vesting date. The closing stock price on the date of grant was $58.55.

On September 1, 2011, Mr. Harker received a restricted stock award of 6,405 shares. These shares will vest in three equal installments on September 1, 2012, September 1, 2013, and September 1, 2014, if Mr. Harker is an active employee of the Company on the applicable vesting date. The closing stock price on the date of grant was $58.55.

On September 1, 2011, Mr. Phelan received a restricted stock award of 3,416 shares. These shares will vest 25% on September 1, 2012, 25% on September 1, 2013, and 50% on September 1, 2014, provided that Mr. Phelan is an active employee of the Company on the applicable vesting date. The closing stock price on the date of grant was $58.55.

(d)	For Messrs. Schriesheim, Drobny, Harker, Johnson and Phelan, the amounts shown were earned under the AIP for performance in fiscal year 2011.

(e)	Amounts shown represent the increase in the actuarial present value of benefits under the Pension Plans from January 31, 2011 to January 31, 2012. As described under the “Pension Benefits” below, accrual of benefits under the Pension Plans was eliminated effective December 31, 2005; accordingly, amounts reported in the Summary Compensation Table reflect the fact that Mr. Phelan is closer to retirement age as defined under the plan, as well as other changes in actuarial assumptions. The Pension Plans do not provide for above-market earnings on deferred compensation amounts. Mr. Phelan is the only named executive officer who participates in the Pension Plans.

(f)	For Mr. D’Ambrosio, the amount in fiscal year 2011 includes $793,224 attributable to the aggregate incremental cost of Mr. D’Ambrosio’s personal use of chartered aircraft for commuter travel to and from the greater metropolitan Philadelphia area, the site of his principal residence, and the greater metropolitan Chicago area, as well as the cost of two commercial flights to and from the same location, $3,651 attributable to the aggregate incremental cost to the Company of Mr. D’Ambrosio’s commuter travel using Company-furnished vehicles, $6,981 attributable to the aggregate incremental cost to the Company of ground transportation between his home and the airport in the greater metropolitan Philadelphia area, and $29,985 attributable to the aggregate incremental cost of temporary housing in the Hoffman Estates, Illinois area. The Company provided Mr. D’Ambrosio with tax gross-ups in fiscal year 2011 of $18,196 on imputed income arising out of the foregoing commuter benefits, except that he is responsible for any tax on imputed income arising out of his personal use of Company-furnished charter aircraft.

For Mr. Boire, the amount in fiscal year 2011 includes $2,540 attributable to the aggregate incremental cost to the Company of weekly round-trip fare for commercial air travel (business class) between Mr. Boire’s primary residence in the greater metropolitan New York area and the greater metropolitan Chicago area, $1,398 attributable to the aggregate incremental cost to the Company of ground transportation between his primary residence and the airport in the greater metropolitan New York area when commuting to Company headquarters in Hoffman Estates, Illinois and between Company headquarters and the airport in the greater metropolitan Chicago area when commuting to his primary residence, and $3,622 attributable to the incremental cost to the Company for temporary housing in the Hoffman Estates, Illinois. The Company will provide Mr. Boire with a tax gross-up of $2,647 on imputed income arising out of the foregoing perquisites for fiscal year 2011.

For Mr. Johnson, the amount in 2011 includes $31,575 attributable to the aggregate incremental cost of Mr. Johnson’s commuter travel using Company-furnished vehicles. Family members of Mr. Johnson accompanied him on one occasion while he used Company-furnished ground transportation. Under the SEC rules, the accompaniment of Mr. Johnson in Company cars by members of his family is considered to be a perquisite, even if there is no incremental cost to the Company. We have determined that there was no incremental cost to the Company when Mr. Johnson’s family members traveled with him.

For purposes of determining the aggregate incremental cost to the Company of the personal use of Company-furnished vehicles by the named executive officers, we first calculate the personal and commuting mileage attributable to the named executive officer’s use as a percentage of the vehicle’s overall annual mileage. This percentage is then applied to the annual cost of the operating the vehicle, which includes the cost of leasing, fuel, insurance, license and title, tolls, depreciation, maintenance and repairs. Drivers’ salaries and overtime are also included in the costs associated with the usage of Company-provided cars and drivers. In all other instances, the aggregate incremental cost to the Company of the perquisites provided to the named executive officers in fiscal year 2011 was the actual amount paid to the service provider for such perquisite. Unless otherwise specifically noted, the Company does not provide a tax gross-up on income imputed for personal use of Company cars or other perquisites.

The amounts in this column do not include the discount on Sears Holdings merchandise and services that is extended to all Sears Holdings associates and directors.

Grants of Plan-Based Awards

The compensation plans under which the grants in the following table were made are generally described in the Compensation Discussion and Analysis beginning on page 20 of this proxy statement and include the Annual Incentive Plan (“AIP”) and the 2011 Long-Term Incentive Program (“2011 LTIP”) and the 2006 Stock Plan.

Name	Plan	Grant Date for Equity-Based Awards	Compensation Committee Action Date for Equity- Based Awards	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(a)			All Other Stock Awards: Number of Shares of Stock	Grant Date Fair Value of Stock and Option Awards (b)
				Threshold	Target	Maximum
Louis J. D’Ambrosio	AIP	—	—	$745,040	$1,862,600	$3,725,200	—	—
	2011 LTIP	—	—	—	—	—	—	—
	2006 Stock Plan	February 23, 2011	February 23, 2011	—	—	—	68,784.0000	$6,000,028
	2006 Stock Plan	March 3, 2011	February 23, 2011	—	—	—	23,853.1859	$2,000,090

Robert A. Schriesheim	AIP(c)	—	—	$218,880	$547,200	$1,094,400	—	—
	2011 LTIP	—	—	—	—	—	—	—
	2006 Stock Plan	August 22, 2011	August 15, 2011	—	—	—	76,584	$3,999,982

Ronald D. Boire	AIP	—	—	$27,696	$69,240	$138,480	—	—
	2011 LTIP	—	—	—	—	—	—	—
	2006 Stock Plan	January 9, 2012	January 1, 2012	—	—	—	75,000	$2,226,750

Dane A. Drobny	AIP(c)	—	—	$195,000	$487,500	$975,000	—	—
	2011 LTIP	—	April 27, 2011	$243,750	$975,000	$1,950,000	—	—
	2006 Stock Plan	September 1, 2011	August 15, 2011	—	—	—	5,559	$325,479

William R. Harker	AIP(c)	—	—	$252,000	$630,000	$1,260,000	—	—
	2011 LTIP	—	April 27, 2011	$262,500	$1,050,000	$2,100,000	—	—
	2006 Stock Plan	September 1, 2011	August 15, 2011	—	—	—	6,405	$375,013

W. Bruce Johnson	AIP(c)	—	—	$566,000	$1,000,000	$2,000,000	—	—
	2011 LTIP	—	April 27, 2011	$500,000	$2,000,000	$4,000,000	—	—
	2006 Stock Plan	—	—	—	—	—	0	—

William K. Phelan	AIP(c)	—	—	$135,576	$338,940	$677,880	—	—
	2011 LTIP	—	April 27, 2011	$168,750	$675,000	$1,350,000	—	—
	2006 Stock Plan	September 1, 2011	August 15, 2011	—	—	—	3,416	$200,007

Michael D. Collins	AIP	—	—	$252,000	$630,000	$1,260,000	—	—
	2011 LTIP	—	April 27, 2011	$262,500	$1,050,000	$2,100,000	—	—
	2006 Stock Plan	—	—	—	—	—	0	—

(a)	The amounts in these columns include the threshold, target and maximum amounts for each named executive officer under the 2011 AIP and 2011 LTIP.

(b)	This column reflects the full grant date fair value of restricted stock granted to certain named executive officers. Generally, the full grant date fair value is the amount that the Company would expense in its financial statements over the award’s applicable vesting period.

For Messrs. Drobny, Harker and Phelan, the fair value of their restricted stock award under the 2006 Stock Plan was calculated using the closing price of our common stock on the grant date, which was $58.55.

For Mr. Schriesheim, the fair value of his restricted stock award under the 2006 Stock Plan was calculated using the closing price of our common stock on the grant date, which was $52.23.

For Mr. D’Ambrosio, the fair value of his restricted stock award under the 2006 Stock Plan was calculated using the closing price of our common stock on the grant dates, which was $87.23 for the February 24, 2011 grant and $83.85 for the March 3, 2011 grant.

For Mr. Boire, the fair value of his restricted stock award under the 2006 Stock Plan was calculated using the closing price of our common stock on the grant date, which was $29.69.

(c)	For Mr. Schriesheim, the estimated threshold payout amount is based on the (1) threshold level of performance for SHC EBITDA, which will result in a payout of $0, and (2) threshold level of performance of each of the Company’s operating business units, which will result in a payout of $2,490. The 2011 AIP payment earned by Mr. Schriesheim in 2011 performance is reported as “Non-Equity Incentive Plan Compensation” above in the Summary Compensation Table.

For Mr. Drobny, the estimated threshold payout amount is based on the (1) threshold level of performance for SHC EBITDA, which will result in a payout of $0, and (2) threshold level of performance of each of the Company’s operating business units, which will result in a payout of $2,218. The 2011 AIP payment earned by Mr. Drobny in 2011 performance is reported as “Non-Equity Incentive Plan Compensation” above in the Summary Compensation Table.

For Mr. Harker, the estimated threshold payout amount is based on the (1) threshold level of performance for SHC EBITDA, which will result in a payout of $0, and (2) threshold level of performance of each of the Company’s operating business units, which will result in a payout of $2,867. The 2011 AIP payment earned by Mr. Harker for 2011 performance is reported as “Non-Equity Incentive Plan Compensation” above the Summary Compensation Table.

For Mr. Johnson, the estimated threshold payout amount is based on the (1) threshold level of performance for SHC EBITDA, which will result in a payout of $0, and (2) threshold level of performance of three of the Company’s operating business units, one of which will result in a payout of $94,545. The 2011 AIP payment earned by Mr. Johnson for 2011performance is reported as “Non-Equity Incentive Plan Compensation” above the Summary Compensation Table.

For Mr. Phelan, the estimated threshold payout amount is based on the (1) threshold level of performance for SHC EBITDA, which will result in a payout of $0, and (2) threshold level of performance of each of the Company’s operating business units, which will result in a payout of $1,542. The 2011 AIP payment earned by Mr. Phelan for 2011 performance is reported as “Non-Equity Incentive Plan Compensation” above the Summary Compensation Table.

Outstanding Equity Awards at 2011 Fiscal Year End

The following table shows the number of shares covered by unvested restricted stock held by the Company’s named executive officers on January 28, 2012. None of our named executive officers held stock options on January 28, 2012.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested(a)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Louis J. D’Ambrosio	92,637.1859	$4,081,594	—	—
Robert A. Schriesheim	76,584	$3,374,291	—	—
Ronald D. Boire	75,000	$3,304,500	—	—
Dane A. Drobny	10,150	$447,209	—	—
William R. Harker	11,355	$500,301	—	—
W. Bruce Johnson	30,000	$1,321,800	—	—
William K. Phelan	6,680	$294,321	—	—
Michael D. Collins(b)	—	—	—	—

(a)	The market value of the outstanding restricted stock awards represents the product of the number of shares of restricted stock that have not vested multiplied by $44.06, the closing price of our common stock on January 27, 2012, the last trading day of our common stock in fiscal year 2011.

(b)	Mr. Collins ceased serving as our Senior Vice President and Chief Financial Officer effective May 20, 2011, and his employment with the Company ceased on June 11, 2011. Under the terms of his restricted stock award agreement, Mr. Collins forfeited his unvested, restricted stock.

Option Exercises and Stock Vested

The following table shows the number of shares acquired upon vesting of restricted stock awards and the value realized, before payment of any applicable withholding tax. None of our named executive officers owned or exercised any stock options during fiscal year 2011.

Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting (a)
Louis J. D’Ambrosio	—	—
Robert A. Schriesheim	—	—
Ronald D. Boire	—	—
Dane A. Drobny	—	—
William R. Harker	1,839	$155,396
W. Bruce Johnson	6,630	$529,936
William K. Phelan	—	—
Michael D. Collins	—	—

(a)	For Mr. Johnson, the amount represents 10,000 shares that vested on April 6, 2011 (including 3,370 shares withheld by the Company to satisfy tax obligations associated with the vesting of these shares) multiplied by $79.93, the closing price of our common stock on April 6, 2011.

For Mr. Harker, the amount represents 3,109 shares that vested on March 3, 2011 (including 1,270 shares withheld by the Company to satisfy tax obligations associated with the vesting of these shares) multiplied by $84.50, the closing price of our common stock on March 3, 2011, the first business day prior to the vesting date.

Pension Benefits

As discussed under “Retirement Plans” in the Compensation Discussion and Analysis on page 31 of this proxy statement, the Company maintains the Sears Holdings Pension Plan, a frozen, qualified pension plan, and the SRIP, a frozen, non-qualified pension plan that provides supplemental retirement income to certain legacy Sears, Roebuck and Co. participants. As also discussed above, future benefit accruals for the Pension Plans have been eliminated. The Pension Plans do not provide for above-market earnings on deferred compensation amounts.

•

The accrual of benefits under the Pension Plans was eliminated effective December 31, 2005. Therefore, service after December 31, 2005 is not recognized for benefit accumulation purposes, but is recognized for vesting and early retirement subsidy purposes.

•

Through December 31, 1999, annual retirement benefits for legacy Sears Roebuck and Co. participants under the Pension Plans were based upon credited years of service and the average annual cash compensation of the associate’s highest five successive calendar years of earnings out of the ten years immediately preceding termination of employment (“final average annual compensation”). Benefits earned through December 31, 1988 are reduced by a portion of the participant’s estimated social security benefits.

•

Effective January 1, 2000 through December 31, 2005, retirement benefits for legacy Sears, Roebuck and Co. participants under the Pension Plans were based on the individual’s cash compensation each year instead of his or her final average annual compensation. “Cash compensation” for pension plan purposes generally consists of salary and annual bonus.

The table below shows information with respect to the Pension Plans. The years of credited service under the Pension Plans are as of January 31, 2012, rounded to the nearest whole number. The present value of accumulated benefit uses mortality and interest rate assumptions consistent with those used in the Company’s financial statements. See footnote (b) for assumptions used for the present value of accumulated benefit calculation. The only named executive officers eligible for pension benefits is Mr. Phelan.

Name	Plan Name	Number of Years Credited Service (a)	Present Value of Accumulated Benefit (b)	Payments During Last Fiscal Year
William K. Phelan	Sears Holdings Pension Plan	12	$141,203	$0
	SRIP	12	$77,643	$0

(a)	The number of years of credited serviced is the number of years in the plan from the first anniversary of the participant’s hire date to the date his or her benefits ceased to accrue.

(b)	The amounts represent the present value of accumulated benefit using the Sears Holdings’ pension measurement date of January 31, 2012. The following assumptions were used in the present value calculation.

•

Election and commencement of benefits at earliest possible retirement age without any benefit reduction due to age, which for legacy Sears, Roebuck and Co. participants under the Pension Plans is age 65.

•	Form of payment for legacy Sears, Roebuck and Co. participants under the Sears Holdings Pension Plan is 45% of plan participants electing lump sums, 55% annuities.

•	Form of payment for SRIP participants is 100% lump sum.

•	Mortality for Annuity Benefits: RP 2000 table projected 15 years for males and females.

•	Mortality for Lump Sum Benefits: PPA Optional Combined Unisex Mortality Table required by IRS.

•	An interest rate equal to the discount rate for January 31, 2012 for qualified lump sum payments and an interest rate of 60% of the qualified plan basis for non-qualified lump sum payments.

•	Discount rate of 4.90% as of January 31, 2012.

•	No pre-retirement decrements.

Potential Payments Upon Termination of Employment

The amount of compensation paid to each of the named executive officers of the Company, excluding Mr. Collins, in the event of termination of such executive’s employment is discussed below, and potential payouts are detailed in the tables beginning on page 46. The amounts shown assume that such termination was effective as of January 27, 2012, the last business day of fiscal year 2011. Therefore, the tables include amounts earned through such time and are estimates of the amounts which would be paid to each named executive officer upon his or her termination, subject to mitigation. The actual amounts paid to the executives can only be determined at the time of such executive’s separation from the Company.

Payments Pursuant to Severance Agreements

As described under the heading “Compensation Discussion and Analysis” beginning on page 20, the Company provides severance benefits to our named executive officers pursuant to severance agreements that the Company entered into with each of such executive officers. The amounts shown in the table for involuntary termination for “good reason” or termination without “cause” are based on the following agreement provisions.

•	Good Reason:

•

For Mr. D’Ambrosio, termination by him is for good reason if it results from (1) a reduction of more than 5% in the sum of his annual salary and target bonus from those in effect as of the date of the severance agreement; (2) his mandatory relocation to an office more than 50 miles from the primary location at which the executive officer is required to perform his duties as of the date of the agreement; (3) demotion from the position of Chief Executive Officer, (4) any action or inaction that constitutes a material breach under the severance agreement, his February 23, 2011 offer letter or the restricted stock award agreement issued pursuant such the offer letter, including the failure of a successor company to assume or fulfill the obligations under the severance agreement.

•

For Mr. Schriesheim, termination by him is for good reason if it results from (1) a reduction of more than 10% in the sum of his annual salary and target bonus from those in effect as of the date of the severance agreement; (2) a change in reporting relationship such that he reports to anyone other than the Chief Executive Offer or the Chairman of the Board; (3) after August 22, 2011, no longer holding the position of Executive Vice President, Chief Financial Officer or an equivalent or more senior position of the Company or a successor corporation; (4) his mandatory relocation to an office more than 50 miles from the primary location at which the executive officer is required to perform his or her duties as of the date of the agreement; (5) the Company ceasing to have securities registered under the Exchange Act or the equivalent applicable law; or (6) any action or inaction that constitutes a material breach under the severance agreement, including the failure of a successor company to assume or fulfill the obligations under the severance agreement.

•

For Mr. Boire, termination by him is for good reason if it results from (1) a reduction of more than 10% in the sum of the executive officer’s annual salary and target bonus from those in effect as of the date of the severance agreement; (2) his mandatory relocation to an office more than 50 miles from the primary location at which the executive officer is required to perform his or her duties as of the date of the agreement; (3) the failure of the Company to pay any undisputed amount due under the agreement, (4) a material diminution of his title, duties or responsibilities unrelated to (a) an organizational or a corporate restructuring or (b) his performance, or (5) any action or inaction that constitutes a material breach under the severance agreement, including the failure of a successor company to assume or fulfill the obligations under the severance agreement.

•

For the other named executive officers, a termination by the executive officer is for good reason if it results from (1) a reduction of more than 10% in the sum of the executive officer’s annual salary and target bonus from those in effect as of the date of the severance agreement; (2) an executive officer’s mandatory relocation to an office more than 50 miles from the primary location at which the executive officer is required to perform his or her duties; or (3) any action or inaction that constitutes a material breach under the severance agreement, including the failure of a successor company to assume or fulfill the obligations under the severance agreement. Mr. Johnson’s severance agreement also provides that a termination is for good reason if it results from a change in reporting relationship such that Mr. Johnson reports to anyone other than the Chief Executive Officer, the Chairman of the Board or the Board of Directors.

•	Cause—A termination by an executive officer is without cause if the executive officer is involuntarily terminated because of job elimination (other than poor performance) or without “cause.”

•

For Mr. D’Ambrosio, “cause” is defined as (1) a material breach by him (other than a breach resulting from his incapacity due to a disability) of his duties and responsibilities which breach is demonstrably willful and deliberate on his part, is committed in bad faith or without reasonable belief that such breach is in the best interests of the Company and is not remedied in a reasonable period of time, which period shall be no less than thirty (30) days, after receipt of written notice from the Board of Directors specifying such breach; (2) the commission of a felony, which the Board of Directors reasonably determines is or could be injurious to the Company; or (3) dishonesty or willful misconduct in connection with his employment, which the Board of Directors reasonably determines is or could be injurious to the Company

•

For Mr. Schriesheim, “cause” is (1) his continued failure to substantially perform the job duties (other than a failure resulting from incapacity due to disability) which failure is not remedied in a reasonable period of time after receipt of written notice from Sears (as used in the severance agreement) specifying such breach; (2) a material breach by the him of his duties and responsibilities which breach is demonstrably willful and deliberate on his part, is committed in bad faith or without reasonable belief that such breach is in the best interests of the Company and is not remedied in a reasonable period of time after receipt of written notice from the Company specifying such breach; (3) the commission of a felony; or (iv) dishonesty or willful misconduct in connection with his employment. If his employment is terminated for cause pursuant to subsection (3) and it is later determined that he did not commit the felony which was the basis for the termination, his termination shall be treated as not terminated for cause unless the Company demonstrates that another basis for a cause termination existed.

•

For the other executive officers, “cause” generally is defined as (1) a material breach by the executive officer, other than due to incapacity due to a disability, of the executive officer’s duties and responsibilities which breach is demonstrably willful and deliberate on the executive officer’s part, is committed in bad faith or without reasonable belief that such breach is in the best interests of the Company and such breach is not remedied by the executive officer in a reasonable period of time after receipt of written notice from Sears specifying such breach; (2) the commission by the executive officer of a felony (in certain cases defined as a felony involving moral turpitude); or (3) dishonesty or willful misconduct in connection with the executive officer’s employment.

Severance Benefits upon involuntary termination for “good reason” or without “cause”

•

For Mr. D’Ambrosio, after his first employment anniversary with the Company, one (1) month’s base salary for each complete month worked, up to a maximum period of twelve (12) months, payable in the form of salary continuation, subject to mitigation.

•

For Mr. Schriesheim, (1) if the termination occurs on or before his first employment anniversary, base salary at the rate in effect immediately prior to the date of termination (but in no event lower than his rate as of August 15, 2011), payable in the form of salary continuation for twelve (12) months, or (2) if the termination occurs after his first employment anniversary, the sum of (a) base salary (as described in (1) immediately above) and (b) a bonus equivalent to his target bonus for the year in which the termination occurs (or, if no target bonus has been set yet for such year, his target bonus for the year immediately preceding the year in which the termination occurred), payable in the form of salary continuation for twelve (12) months.

•

For Mr. Boire, the sum of (1) base salary at the rate in effect immediately prior to the date of termination and (2) if he has been employed at least six (6) months of the then current AIP performance period as of the employment termination, the bonus payable under such AIP (subject to proration), to the extent an incentive award would have been payable to him under the terms of the such AIP but for incurring the employment termination, payable in the form of salary continuation for twelve (12) months, subject to mitigation. For purposes of calculating the bonus, the incentive award to which he otherwise would have been entitled to under the AIP is subject to a fraction, the numerator of which is the number of full days on active payroll during the applicable performance period and the denominator of which is the number of full days in such performance period. In the event the payment date for the AIP occurs after the executive officer’s salary continuation period, such bonus becomes payable in a one-time, single lump sum payment.

•

For Mr. Johnson, the sum of (1) base salary at the rate in effect immediately prior to the date of termination and (2) a bonus equivalent to his target bonus for the year in which the termination occurs (or, if no target bonus has been set yet for such year, his target bonus for the year immediately preceding the year in which the termination occurred), payable in the form of salary continuation for twelve (12) months, subject to mitigation

•

For the other named executive officers, base salary at the rate in effect immediately prior to the date of termination, payable in the form of salary continuation for twelve (12) months, subject to mitigation.

•

For all named executive officers, continuation of active medical and dental coverage the named executive officer was eligible to participate in prior to the end of employment during the salary continuation period.

Other Severance Benefits

•

For Mr. Schriesheim, if a “transfer of shareholdings” occurs after the first twelve (12) months of his employment with the Company, and he is terminated by the Company other than for “cause” or terminates his employment for “good reason” (as described above) within twelve (12) months after such transfer of shareholdings, then he shall vest on such termination date in any portion of any equity or equity-based award granted to him that is scheduled to vest within twelve (12) months following such termination. As used in Mr. Schriesheim’s severance agreement, a transfer of shareholdings is defined as either (1) the acquisition by any person of beneficial ownership from ESL (or persons associated with ESL) of 50% or more of the then-outstanding shares of common stock of the Company or (2) the Company ceasing to have securities registered under the Securities Exchange Act of 1934, as amended.

The forms of severance agreements do not provide for payments to the participating named executive officers upon termination of employment due to death, disability or retirement. Assuming that a termination was effective as of January 27, 2012, the participating named executive officers would have been eligible to receive payments under the Company’s annual and long-term incentive programs upon death, disability or retirement, as provided below.

An eligible named executive officer will not be entitled to a severance payment under the severance agreements in the event of termination for “cause” or voluntary termination.

Under the severance agreements, the named executive officers agree to non-disclosure of confidential information, non-solicitation and non-compete (where permissible under applicable state law) covenants, as well as a release of liability for certain claims against the Company.

Payments Pursuant to Incentive Compensation Programs

As described in the Compensation, Discussion and Analysis beginning on page 20, our Company provides annual and long-term incentive awards to our named executive officers. Payments under these programs for termination of employment are limited as described below.

•

Annual Incentive Plan (“AIP”). If a named executive officer voluntarily terminates employment (for any reason other than disability) or is involuntarily terminated for any reason (other than death), he will forfeit his 2011 AIP award, except as prohibited by law. If a named executive officer’s employment is terminated because of death or disability, the named executive officer will be entitled to a pro-rated payment through the termination date if the financial criteria under the 2011 AIP are satisfied. Because certain of the Company’s business units were successful in achieving the threshold level of performance under their BOP goals and received payouts under the 2011 AIP, Messrs. Drobny, Harker and Phelan would be entitled receive a distribution under the 2011 AIP if their employment was terminated due to death or disability on January 27, 2012. The remaining named executive officers would not be entitled to a distribution under the 2011 AIP in the event of death or disability because the financial goals were not achieved.

•

2009 Long-Term Incentive Program; 2010 Long-Term Incentive Program and 2011 Long-Term Incentive Program. If a named executive officer voluntarily terminates employment (for any reason other than disability) or is involuntary terminated for any reason (other than death), he will forfeit his 2009 LTIP, 2010 LTIP and 2011 LTIP award, respectively, except as prohibited by law. If a named executive officer’s employment is terminated because of death or disability, the named executive officer will be entitled to a pro-rated payment through the termination date if the financial goals under the 2009 LTIP, 2010 LTIP or 2011 LTIP, as of the termination dates, equal or exceed the applicable targets. As of January 27, 2012, the financial goals under the 2009 LTIP, 2010 LTIP and 2011 LTIP were not equal to or in excess of the applicable targets; therefore, the eligible named executive officers would not be entitled to any payments under these plans in the event of death or disability.

Time-Based Equity Compensation

Except for Messrs. D’Ambrosio and Johnson, any unvested restricted stock held by our named executive officers on January 27, 2012 will be forfeited upon termination of employment with the Company. For Mr. D’Ambrosio, this amount represents the pro-rata portion of the restricted stock grants that were scheduled to vest as of the first anniversary of the start of his employment with the Company. For Mr. Johnson, this amount represents the portion of the April 6, 2010 restricted stock grant that would vest within 15 months of termination.

The table below summarizes the potential payouts to Messrs. D’Ambrosio, Schriesheim, Boire, Drobny, Harker, Johnson and Phelan for the termination events described above assuming such termination occurred on January 27, 2012, the last business day of fiscal year 2011:

Louis J. D’Ambrosio	Salary Continuation (a)	Continuation of Medical/ Welfare Benefits (b)	Target Bonus (c)	AIP Payment	LTIP Payment	Accelerated Vesting of Restricted Stock (e)	Total
Termination for Good Reason	—	$8,215	—	—	—	$1,407,719	$1,415,934
Termination without Cause	—	$8,215	—	—	—	$1,407,719	$1,415,934
Termination with Cause	—	—	—	—	—	—	—
Voluntary Termination	—	—	—	—	—	—	—
Termination due to Disability	—	—	—	—	—	$1,407,719	$1,407,719
Termination due to Retirement	—	—	—	—	—	—	—
Termination due to Death	—	—	—	—	—	$1,407,719	$1,407,719

Robert A. Schriesheim	Salary Continuation (a)	Continuation of Medical/ Welfare Benefits (b)	Target Bonus (c)	AIP Payment (d)	LTIP Payment	Accelerated Vesting of Restricted Stock	Total
Termination for Good Reason	$800,000	$8,215	—	—	—	—	$808,215
Termination without Cause	$800,000	$8,215	—	—	—	—	$808,215
Termination with Cause	—	—	—	—	—	—	—
Voluntary Termination	—	—	—	—	—	—	—
Termination due to Disability	—	—	—	$2,490	—	—	$2,490
Termination due to Retirement	—	—	—	—	—	—	—
Termination due to Death	—	—	—	$2,490	—	—	$2,490

Ronald D. Boire	Salary Continuation (a)	Continuation of Medical/ Welfare Benefits (b)	Target Bonus (c)	AIP Payment	LTIP Payment	Accelerated Vesting of Restricted Stock	Total
Termination for Good Reason	$800,000	$8,215	—	—	—	—	$808,215
Termination without Cause	$800,000	$8,215	—	—	—	—	$808,215
Termination with Cause	—	—	—	—	—	—	—
Voluntary Termination	—	—	—	—	—	—	—
Termination due to Disability	—	—	—	—	—	—	—
Termination due to Retirement	—	—	—	—	—	—	—
Termination due to Death	—	—	—	—	—	—	—

Dane A. Drobny	Salary Continuation (a)	Continuation of Medical/ Welfare Benefits (b)	Target Bonus (c)	AIP Payment (d)	LTIP Payment	Accelerated Vesting of Restricted Stock	Total
Termination for Good Reason	$650,000	$8,215	—	—	—	—	$658,215
Termination without Cause	$650,000	$8,215	—	—	—	—	$658,215
Termination with Cause	—	—	—	—	—	—	—
Voluntary Termination	—	—	—	—	—	—	—
Termination due to Disability	—	—	—	$2,218	—	—	$2,218
Termination due to Retirement	—	—	—	—	—	—	—
Termination due to Death	—	—	—	$2,218	—	—	$2,218

William R. Harker	Salary Continuation (a)	Continuation of Medical/ Welfare Benefits (b)	Target Bonus (c)	AIP Payment (d)	LTIP Payment	Accelerated Vesting of Restricted Stock	Total
Termination for Good Reason	$700,000	—	—	—	—	—	$700,000
Termination without Cause	$700,000	—	—	—	—	—	$700,000
Termination with Cause	—	—	—	—	—	—	—
Voluntary Termination	—	—	—	—	—	—	—
Termination due to Disability	—	—	—	$2,867	—	—	$2,867
Termination due to Retirement	—	—	—	—	—	—	—
Termination due to Death	—	—	—	$2,867	—	—	$2,867

W. Bruce Johnson	Salary Continuation (a)	Continuation of Medical/ Welfare Benefits (b)	Target Bonus (c)	AIP Payment (d)	LTIP Payment	Accelerated Vesting of Restricted Stock (e)	Total
Termination for Good Reason	$1,000,000	$8,284	$1,000,000	—	—	$881,200	$2,889,484
Termination without Cause	$1,000,000	$8,284	$1,000,000	—	—	$881,200	$2,889,484
Termination with Cause	—	—	—	—	—	—	—
Voluntary Termination	—	—	—	—	—	—	—
Termination due to Disability	—	—	—	$94,545	—	—	$94,545
Termination due to Retirement	—	—	—	—	—	—	—
Termination due to Death	—	—	—	$94,545	—	—	$94,545

William K. Phelan	Salary Continuation (a)	Continuation of Medical/ Welfare Benefits (b)	Target Bonus (c)	AIP Payment (d)	LTIP Payment	Accelerated Vesting of Restricted Stock	Total (f)
Termination for Good Reason	$525,000	$8,095	—	—	—	—	$533,095
Termination without Cause	$525,000	$8,095	—	—	—	—	$533,095
Termination with Cause	—	—	—	—	—	—	—
Voluntary Termination	—	—	—	—	—	—	—
Termination due to Disability	—	—	—	$1,542	—	—	$1,542
Termination due to Retirement	—	—	—	—	—	—	—
Termination due to Death	—	—	—	$1,542	—	—	$1,542

(a)	Mr. D’Ambrosio would not receive severance in the form of base salary until after the date of his first anniversary at Sears Holdings.

(b)	For Messrs. D’Ambrosio, Boire, Drobny, Phelan, and Schriesheim, the amounts represent the continuation of medical and/or dental benefits for one year. Mr. Johnson’s amount represents the continuation of benefits including medical, dental and company-paid life insurance. Mr. Harker was not a participant in the Company’s medical and dental plans on January 27, 2012; therefore, he would not be entitled to these benefits during the salary continuation period.

(c)	For Mr. Johnson, this amount represents the target bonus under his severance agreement for the year in which the termination occurred. Messrs. D’Ambrosio, Drobny, Harker, and Phelan are not entitled to receive target bonuses under the terms of their severance agreements. Although Messrs. Boire’s and Schriesheim’s severance agreements provide for bonus-related payments, such provisions would not be triggered by a termination of employment as of January 27, 2012.

(d)	Because certain of the Company’s business units achieved threshold level of performance under the 2011 AIP and received payouts under the AIP, Messrs. Schriesheim, Drobny, Harker, Johnson and Phelan (or their respective estates) would be entitled to a distribution in the amount of $2,490, $2,218, $2,867, $94,545 and $1,542, respectively, under the terms of the 2011 AIP in the event of permanent and total disability or death.

(e)	For Mr. D’Ambrosio, this amount represents the pro-rata portion of the restricted stock grants that were scheduled to vest as of the first anniversary of his start date. For Mr. Johnson, this amount represents the portion of the April 6, 2010 restricted stock grant that would vest within 15 months of termination.

(f)	Total does not include benefits accrued by Mr. Phelan under the Pension Plans. Such amounts are set forth under the caption “Pension Benefits.”

Michael D. Collins

Effective May 20, 2011, Mr. Collins ceased serving as our Senior Vice President and Chief Financial Officer, and his employment with the Company ceased on June 11, 2011. As a result, Mr. Collins received no payments or other benefits under his severance agreement. In addition, Mr. Collins forfeited his AIP and 2011 LTIP awards and, in accordance with his restricted stock award agreement, Mr. Collins forfeited 18,278 shares of restricted stock granted under the 2006 Stock Plan.

COMPENSATION OF DIRECTORS

The following table shows information concerning the compensation paid in fiscal year 2011 to directors who served on the Board during fiscal year 2011.

Name	Fees Earned or Paid in Cash	Total
E. Lampert, Chairman	—	—
W. Kunkler	$60,000	$60,000
S. Mnuchin	$60,000	$60,000
A. Reese	$70,000	$70,000
E. Scott	$60,000	$60,000
T. Tisch	$60,000	$60,000

Sears Holdings provides its non-employee directors an annual cash retainer in the amount of $60,000 for serving as a director of the Company, except that Ms. Reese receives an additional $10,000 retainer for service as chair of the Audit Committee. Mr. D’Ambrosio also serves as the Company’s Chief Executive Officer and President, and information regarding Mr. D’Ambrosio’s compensation arrangements can be found beginning on page 24 of this proxy statement. Mr. Johnson, who served as a director until the 2011 annual meeting of stockholders, was also a member of management, and did not receive compensation for services as a director.

COMPENSATION COMMITTEE REPORT

The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management of the Company. Based on the review and discussions noted above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended January 28, 2012 and in this proxy statement.

Compensation Committee

Thomas J. Tisch, Chair

Ann N. Reese

Emily Scott

ITEM 2. ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED

EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, added Section 14A to the Securities Exchange Act of 1934, which requires that we provide our stockholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our named executives officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission.

At the Company’s annual meeting of stockholders held in May 2011, over 90% of the votes cast on the advisory vote to approve the compensation of our named executive officers were voted in favor of the proposal. The Compensation Committee believes this affirms our stockholders’ support for the Company’s approach to executive compensation.

As described in detail under the heading “Compensation Discussion and Analysis,” we seek, to the extent practicable, to link the compensation of our named executive officers with the Company’s performance. Our compensation programs are designed to reward our named executive officers for the achievement of short-term and long-term financial goals, while minimizing excessive risk taking in the short term. We believe that our compensation program is strongly aligned with the long-term interests of our stockholders. We urge you to read the Compensation Discussion and Analysis section of this proxy statement for additional details on our executive compensation, including our compensation philosophy and objectives and the 2011 compensation of our named executive officers.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC. The vote is advisory, which means that the vote is not binding on the Company or our Board or the Compensation Committee of the Board. However, the Board and Compensation Committee values the opinions expressed by our stockholders in their vote on this proposal, and will continue to consider the outcome of the vote when making future compensation decisions and policies regarding our named executive officers.

Accordingly, we ask our stockholders to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2012 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and any related material disclosed in this proxy statement.”

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THIS PROXY STATEMENT.

ITEM 3. APPROVAL OF THE AMENDED AND RESTATED SEARS HOLDINGS CORPORATION UMBRELLA INCENTIVE PROGRAM

Item 3 is the approval of the Sears Holdings Corporation Umbrella Incentive Program (the “Umbrella Program”), as amended and restated effective January 29, 2012. The Umbrella Program was originally first approved by the stockholders on April 12, 2006 and confirmed by the stockholders on May 4, 2007 as part of the approval of the First Amendment to the Umbrella Program. Award issued under the Umbrella Program may be structured as “performance-based compensation” under Internal Revenue Code (“Code”) Section 162(m). Performance-based awards under the Umbrella Program are designed to motivate our salaried employees to achieve significant, lasting change that successfully positions the Company for future growth. Performance goals under the Umbrella Program align employees’ financial incentives with our financial goals. In accordance with Code Section 162(m), the Umbrella Plan must be reapproved by the stockholders no later than the first stockholder meeting that occurs in the fifth year following the year in which the material terms were last approved by the stockholders. In connection with this reapproval, the Umbrella Program has been amended and restated to make certain non-material changes that represent a simplification of language and other editorial changes. The Board believes that adoption of the amended and restated Umbrella Program is in the best interests of the Company.

The Compensation Committee may make an award to an eligible employee under the Umbrella Program, or from time to time may establish under the Umbrella Program annual and long term incentive plans or programs for specific performance periods for specified groups of eligible employees and make awards under these plans, consistent with the terms of the Umbrella Program. References to awards under the Umbrella Program also refer to awards made under any annual or long-term incentive plan established pursuant to the Umbrella Program.

The Compensation Committee adopted the Umbrella Program on March 7, 2012, subject to approval by our stockholders.

The Compensation Committee adopted the following incentive program on March 7, 2012, subject to stockholder approval of the Umbrella Program:

•

the restatement of the Sears Holdings Corporation Annual Incentive Plan and 2012 performance goals and measures thereunder (the “2012 AIP”), which provides for awards depending on performance for our 2012 fiscal year.

The Compensation Committee intends to adopt the following incentive program within 90 days of the start of the 2012 fiscal year:

•	the 2012 Long-Term Incentive Program (the “2012 LTIP”), which provides awards depending on performance over our 2012-2014 fiscal years.

We intend to treat these 2012 programs as established under, and part of, the Umbrella Program, and stockholder approval of the Umbrella Program will constitute approval of each of those programs.

The Compensation Committee expects to establish similar incentive programs for future years or multiple-year periods under the Umbrella Program.

The following description of the material terms and conditions of the Umbrella Program is qualified by the Umbrella Program, which is set forth in its entirety in APPENDIX A to this Proxy Statement. Stockholders should refer to that appendix for complete and detailed information regarding the Umbrella Program.

Under the Umbrella Program, any cash incentive award intended to constitute “performance-based compensation” within the meaning of Code Section 162(m) is contingent on stockholder approval of the Umbrella Program. No amount intended to be performance-based compensation under Code Section 162(m) shall be paid under such an award unless and until our stockholders have approved the Umbrella Program. Awards under the Umbrella Program that are not intended to constitute “performance-based compensation” will be paid even if our stockholders do not approve the Umbrella Program, except to the extent that an award (or incentive program under which an award is issued) provides otherwise.

Eligible Employees

Any salaried employee (and certain hourly employees) may be designated by the Compensation Committee to participate in the Umbrella Program and granted one or more awards under the Umbrella Program or under annual or long-term incentive programs established under the Umbrella Program. We have approximately 24,000 salaried employees, as well as approximately 860 hourly employees who may be designated to participate in the Umbrella Plan.

From time to time, the Compensation Committee may also designate as participants those employees who have been newly hired or promoted into the group of eligible employees. The Compensation Committee may adjust the terms and conditions of awards to these employees, in order to qualify such awards as performance-based compensation for purposes of Code Section 162(m), if such awards are intended to meet the requirements of Code Section 162(m).

Awards under the Umbrella Program—Generally

An award may be granted under the Umbrella Program in the form of a “cash incentive award” or a “stock award”. Awards under the Umbrella Program are designed to vary commensurately with achieved performance. A cash incentive award is the grant of a right to receive a payment of cash (or, in the discretion of the Compensation Committee, shares of common stock of the Company having a fair market value on the payment date equivalent to the cash otherwise payable) that is contingent on the achievement of performance goals established by the Compensation Committee for the applicable performance period. A stock award is a grant of shares of common stock of the Company, which grant will be subject to risk of forfeiture or other restrictions that will lapse upon the achievement of performance goals for the applicable performance period, as established by the Compensation Committee. The Compensation Committee may impose other conditions, restrictions and contingencies on any cash incentive award or stock award.

Performance-Based Compensation Awards

A U.S. income tax deduction will generally be unavailable to us for annual compensation in excess of $1 million paid to any of our five most highly compensated officers. However, amounts that constitute “performance-based compensation” under Code Section 162(m) are not counted toward the $1 million limit. Under the Umbrella Program, the Compensation Committee may issue both awards structured to satisfy the requirements for performance-based compensation outlined in Code Section 162(m) (“performance-based compensation”) and awards not so structured. An award intended to be performance-based compensation will be conditioned on the achievement of one or more performance goals, to the extent required by Code Section 162(m). The performance goals that may be used for these awards will be based on any one or more of the performance measures described below under “Performance Measures” selected by the Compensation Committee. All awards under the Umbrella Program that are intended to be performance-based compensation will be structured to meet the requirements of Code Section 162(m).

Maximum Performance-Based Awards

For awards that are intended to be performance-based compensation under Code Section 162(m) (and the regulations issued thereunder), the maximum value payable under all such awards granted to any one individual during any (a) consecutive 36 month period shall not exceed $15,000,000, and (b) consecutive 48 month period shall not exceed $20,000,000. Awards that are not intended to constitute “performance-based compensation” under Code Section 162(m) (and the regulations issued thereunder) are not subject to these limits.

Performance Goals

The Compensation Committee will establish, not later than 90 days after the beginning of the performance period (but in no event after 25% of the performance period has elapsed), and while the outcome as to the performance goals is substantially uncertain, objective written performance goals for awards intended to be performance-based compensation. These goals will be based on one or more performance measures (as described below), and may be with respect to: corporate performance; operating group or sub-group performance; individual company performance; other group or individual performance; or division performance.

A participant otherwise entitled to receive an award intended to be performance-based compensation for any performance period will not receive a settlement of the award until the Compensation Committee determines that the applicable performance goal(s) have been attained. In exercising discretion in making this determination, the Compensation Committee may not increase the amount of the payment of an award intended to be performance-based compensation.

Performance Measures

Performance measures may be based on any one or more or any combination (in any relative proportion) of the following: share price; market share; cash flow; revenue; revenue growth; earnings per share; operating earnings per share; operating earnings; earnings before interest, taxes, depreciation and amortization; return on equity; return on assets; return on investment; net income; net income per share; economic value added; market value added; store sales growth; customer satisfaction performance goals measured by independent customer satisfaction surveys and employee opinion survey results measured by an independent firm; and strategic business objectives, consisting of one or more objectives based on meeting specific cost or profit targets or margins, business expansion goals and goals relating to acquisitions or divestitures. Each goal, with respect to a performance period, may be expressed on an absolute and/or relative basis, may be based on the Company as a whole or on any one or more business units or subsidiaries of the Company, and may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company or of any one or more business units or subsidiaries of the Company, and/or the past or current performance of other companies, or an index.

The terms of an award may provide that partial achievement of the performance goals may result in a payment or vesting based on the degree of achievement. In establishing any performance goals, the Compensation Committee may exclude the effects of the following items, to the extent identified in our audited financial statements, including footnotes, or the Management’s Discussion and Analysis of Financial Condition and Results of Operations accompanying those financial statements: asset write-downs; litigation or claim judgments or settlements; extraordinary, unusual and/or nonrecurring items of gain or loss; gains or losses on acquisitions, divestitures or store closures; domestic pension expense; noncapital, purchase accounting items; changes in tax or accounting principles, regulations or laws; mergers or acquisitions; integration costs disclosed as merger-related; accruals for reorganization or restructuring programs; foreign exchange gains and losses; and tax valuation allowances and/or tax claim judgment or settlements.

To the extent the exclusion of any item affects awards intended to be performance-based compensation, the exclusion will be specified in a manner that satisfies the requirements of Code Section 162(m), including the requirement that performance goals be objectively determined.

Distribution

Subject to the provisions described below regarding termination of employment and administration of the Umbrella Program, we will distribute, in a single lump sum, the cash or shares of our common stock resulting from an award as soon as practicable after the first Compensation Committee meeting after the results of a performance period are available to the Compensation Committee. For awards intended to be performance-based compensation, we will not make any distribution before the Compensation Committee has certified the satisfaction of the performance goals and the amount to be paid to each participant. For awards not intended to be performance-based compensation, we will make distributions at the time specified by the Compensation Committee in the award.

Termination of Employment

The terms of an award (or the annual on long-term incentive program under which the award it is granted) will provide the extent to which a participant may receive an award in the event of the participant’s death, disability or termination of employment with us. Receipt of an award in these circumstances may depend on both the reason for the termination, if applicable, and the point in the performance period at which the event occurs (subject, in the case of awards intended to be performance-based compensation, to Code Section 162(m)).

Transferability of Awards

Except as otherwise provided by the Compensation Committee, awards under the Umbrella Program are not transferable except by will or by the laws of descent and distribution.

Settlement of Awards

We may use cash, shares of our common stock, or a combination of cash and stock to satisfy our obligation to make payments and distributions with respect to awards under the Umbrella Program. Satisfaction of our obligations under an award (sometimes referred to as “settlement” of the award) may be subject to such conditions, restrictions and contingencies as the Compensation Committee may determine, and, in the case of stock, to the terms of the applicable stock plan.

Source of Awards Settled in Stock

For awards under the Umbrella Program that are settled in shares of our common stock, the shares will be distributed under a stock plan adopted by us and approved by our stockholders. For this purpose, currently we intend to use the Sears Holdings Corporation 2006 Stock Plan (which was previously approved by our stockholders April 12, 2006).

Administration of the Umbrella Program

The Compensation Committee administers the Umbrella Program, and it may make changes it considers appropriate for the effective administration of the Umbrella Program. These changes may not increase the benefits available to participants under, nor change the pre-established measures in goals approved with respect to, an award intended to be performance-based compensation. Notwithstanding anything in the Umbrella Program to the contrary, before settlement of any award, the Compensation Committee may reduce the amount of cash or shares of our common stock to be delivered in connection with that award and, with respect to awards that are not intended to be performance-based compensation under Code Section 162(m), may change the pre-established measures in goals that have been approved for such award and increase the amount of such award or the number of shares of stock or amount of cash to be delivered in connection with such award.

Corporate Transaction or Capital Adjustment

In the event of a corporate transaction or capital adjustment affecting our common stock, the Compensation Committee may adjust awards to preserve but not increase the benefits or potential benefits of the awards. However, the Compensation Committee may not make any adjustment that would cause awards intended to be performance-based compensation to cease to qualify as such.

Amendment and Termination

The Board or the Compensation Committee may, at any time, amend or terminate the Umbrella Program, and may amend any award under it. However, no amendment or termination may, without the written consent of the affected participant (or, if the participant is not then living, his or her beneficiary), adversely affect the rights of any participant or beneficiary under any award granted before the date the Board or the Compensation Committee adopted the amendment or terminated the Umbrella Program. In addition, no amendment requiring stockholder approval may be made without the consent of our stockholders. However, the Compensation Committee may amend, without participant consent, the Umbrella Program and any award under the program to the extent the Compensation Committee determines the amendment is necessary to cause the program or award to comply with Code Section 409A or any other applicable law or rule of any applicable securities exchange or any similar entity.

Notwithstanding anything in the Umbrella Program to the contrary, the Compensation Committee may not amend the Umbrella Program if the amendment would cause the Umbrella Program not to comply with Code Section 409A or any other applicable law or rule of any applicable securities exchange or any similar entity.

2012 AIP

On March 7, 2012, the Compensation Committee approved the 2012 AIP, subject to stockholder approval of the Umbrella Program. The 2012 AIP provides the opportunity for salaried and certain corporate hourly employees of the Company, including its executive officers, to receive an incentive award equal to percentage of his or her base salary or a dollar amount subject to the attainment of quarterly and annual performance goals. Awards under the 2012 AIP represent the right to receive cash or, at the discretion of the Compensation Committee, shares of the Company’s common stock in lieu of cash or a combination of cash and shares. The issuance of common stock under the 2012 AIP is contingent on the availability of shares of stock under a shareholder approved plan of the Company providing for the issuance of shares in satisfaction of 2012 AIP awards. The 2012 AIP provides that, for each performance period, the Compensation Committee will establish in writing the financial performance goals and any particulars or components applicable to each business and the annual incentive opportunity and assignment with respect to each participant. The primary financial performance goals under the 2012 AIP for the executive officers are based on SHC EBITDA (earnings before interest, taxes, depreciation and amortization), business unit operating profit (“BOP”), or a combination of these goals. The definition of the financial performance goals, including SHC EBITDA and BOP, were approved by the Compensation Committee. Payouts under the 2012 AIP will range from 25%, generally, of the target incentive award at a threshold level of performance established by the Compensation Committee for each performance goal to 200% of the target incentive award at a maximum level of performance (150% of the target level of performance). Target incentive awards will be calculated as a percentage up to 200% of base salary.

Certain additional conditions will apply in order for a participant whose employment with us terminates due to his or her death or disability prior to the payment date. We will pay awards earned under the 2012 AIP to participants within 75 days after the end of our 2012 fiscal year, provided that the participant is actively employed by us on the payment date (unless otherwise prohibited by law) and that our stockholders approve the Umbrella Program. The 2012 AIP also provides that the Company will seek reimbursement from executive officers if the Company’s financial statements or approved financial measures are subject to restatement due to error or misconduct, to the extent permitted by law.

New Benefits under the Umbrella Program

The Compensation Committee approved awards under the 2012 AIP on March 7, 2012, subject to stockholder approval of the Umbrella Program, to the Named Executive Officers and to other eligible participants as set forth in the table below. Any other awards that may be made under the Umbrella Program are not currently determinable.

2012 AIP
Name and Position	Dollar Value of Range of Potential Award (a)
Louis J. D’Ambrosio, Chief Executive Officer and President	$0 – $4,000,000
Robert A. Schriesheim, Executive Vice President and Chief Financial Officer	$0 – $2,400,000
Ronald D. Boire, Executive Vice President, Chief Merchandising Officer and President, Sears and Kmart	$0 – $2,400,000
Dane A. Drobny, Senior Vice President, General Counsel and Corporate Secretary	$0 – $975,000
William R. Harker, Senior Vice President	$0 – $1,260,000
W. Bruce Johnson, Executive Vice President—Off-Mall Businesses	$0 – $2,000,000
William K. Phelan, Senior Vice President, Finance	$0 – $735,000
Michael D. Collins, Former Senior Vice President and Chief Financial Officer(b)	$0
Executive Group	$0 – $14,095,000
Non-Executive Director Group	$0
Non-Executive Officer Employee Group	$0 – $435,905,000

(a)	2012 AIP awards will be based on performance for fiscal year 2012. The range of awards shown is the minimum and maximum potential payout after the fiscal period. No payout is guaranteed and payouts will only be distributed upon the achievement of the threshold goals; the maximum payout represents 200% of target bonus amounts under the 2012 AIP.

(b)	Mr. Collins ceased serving as our Senior Vice President and Chief Financial Officer effective May 20, 2011, and his employment with the Company ceased on June 11, 2011.

Equity Compensation Plan Information

The following table reflects information about securities authorized for issuance under our equity compensation plans at January 28, 2012.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans*
Equity compensation plans approved by security holders	—	—	576,384
Equity compensation plans not approved by security holders	—	—	—
Total	—	—	576,384

*	Represents shares of common stock that may be issued pursuant our 2006 Stock Plan. Awards under the 2006 Stock Plan may be restricted stock awards, a grant of shares of our common stock in connection with an award made under a long-term incentive plan, or certain other awards.

Federal Income Tax Consequences

Under present federal income tax laws, awards granted under the Umbrella Program will have the following tax consequences:

Incentive Awards

A participant will realize taxable income at the time the incentive award is distributed either in cash or shares of stock in an amount equal to the cash distributed or the fair market value of the shares on the date of distribution, and we will be entitled to a corresponding deduction, subject Code Section 162(m).

A U.S. income tax deduction will generally be unavailable to us for annual compensation in excess of $1 million paid to any of our four most highly compensated officers. Amounts that constitute performance-based compensation are not counted toward the $1 million limit. Awards under the Umbrella Program and under annual and long-term incentive programs may be structured to meet the requirements of performance-based compensation under applicable tax regulations.

Code Section 409A of the Code

Awards under the Compensation Programs generally should not be subject to Code Section 409. If such an award were subject to those rules, and failed to conform to them, the recipient would have accelerated recognition of taxable income, and might also become liable for interest and tax penalties. Failure to satisfy those rules generally would not have an adverse tax effect on our company, but could result in violations of withholding and reporting obligations.

Withholding of Taxes

We may deduct from any payment or distribution of cash or shares under the Umbrella Program (an any annual or long-term incentive program established under the Umbrella Program) the amount of any tax required by law to be withheld with respect to such payment, or may require the participant to pay such amount to us prior to, and as a condition of, making the payment or distribution. To the extent permitted by the Compensation Committee, such withholding obligations may be satisfied (a) through cash payment by the participant, (b) by having us withhold shares of our common stock from any payment under the Umbrella Program, or (c) by surrender of shares of stock that the participant already owns, provided that the number of shares used to satisfy the withholding requirement may not be more than the number required to satisfy the company’s minimum statutory withholding obligation (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). The portion of the withholding that is satisfied with shares will be determined using the fair market value of our common stock on the date as of which the amount of taxes to be withheld is determined.

The use of shares of our common stock to satisfy any withholding requirement will be treated, for federal income tax purposes, as a sale of those shares for an amount equal to their fair market value on the date as of which the amount of taxes to be withheld is determined. If a participant delivers previously-owned shares of our common stock to satisfy a withholding requirement, the disposition of those shares would result in the participant’s recognition of gain or loss for tax purposes, depending on whether the basis in the delivered shares is less than or greater than the fair market value of the shares at the time of disposition.

THE BOARD RECOMMENDS THAT YOU VOTE TO APPROVE THE AMENDED AND RESTATED SEARS HOLDINGS CORPORATION UMBRELLA INCENTIVE PROGRAM.

ITEM 4. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Item 4 is the ratification of the Audit Committee’s appointment of Deloitte & Touche LLP (“Deloitte”) as the independent registered public accounting firm to audit the financial statements of the Company for fiscal year 2012. Representatives of Deloitte will be present at the Annual Meeting. They will be available to respond to your questions and may make a statement if they so desire.

THE BOARD RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2011.

Independent Registered Public Accounting Firm Fees

The following table shows the fees paid or accrued by the Company and its subsidiaries for the audit and other services provided by Deloitte, the member firms of Deloitte Touche Tohmatsu and their respective affiliates, for each of the past two fiscal years:

	Fiscal Year 2011	Fiscal Year 2010
Audit Fees(1)	$6,987,000	$5,721,000
Audit-Related Fees(2)	879,000	732,000
Tax Fees(3)	641,000	624,000
All Other Fees(4)	24,000	100,000

Total	$8,521,000	$7,177,000

(1)	Audit Fees represent fees for professional services provided in connection with the audit of the Company’s consolidated annual financial statements and internal control over financial reporting and review of the quarterly financial statements, and audit services in connection with statutory or regulatory filings, accounting consultations, consents and other SEC matters.

(2)	Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” In 2011 and 2010, this category consisted primarily of services related to subsidiary audits and employee benefit plan audits.

(3)	Tax Fees consist of fees billed for professional services rendered for tax compliance and tax planning and advice. Fees for tax compliance services totaled $336,000 and $428,000 in 2011 and 2010, respectively. Tax compliance services included federal, state, local and international income tax return assistance, sales and use tax return assistance and assistance with tax audits. Fees for tax planning and advice services totaled $305,000 and $196,000 in 2011 and 2010, respectively.

(4)	All Other Fees consist of fees for permitted advisory services related to the assessment of informational technology procurement, network security and data centers at Sears Canada Inc.

The Audit Committee must pre-approve all engagements of our independent registered public accounting firm as required by its charter and the rules of the SEC. Prior to the beginning of each fiscal year, the Audit Committee approves an annual estimate of fees for engagements, taking into account whether the services are permissible under applicable law and the possible impact of each non-audit service on the independent registered public accounting firm’s independence from management. In addition, the Audit Committee will evaluate known potential engagements of the independent registered public accounting firm, including the scope of the proposed work to be performed and the proposed fees, and approve or reject each service. Management may present additional services for approval at subsequent committee meetings. The Audit Committee has delegated to the Audit Committee Chair the authority to evaluate and approve engagements on behalf of the Audit Committee in the event a need arises for pre-approval between Committee meetings and in the event the engagement for services was within the annual estimate but not specifically approved. If the Chair so approves any such engagements, she will report that approval to the full Committee at the next Committee meeting. Additionally, the Audit Committee of Sears Canada Inc. (“Sears Canada”) initially approves audit, audit-related and tax services for Sears Canada; however, the Audit Committee reviews these services to confirm that they will not impair the auditor’s independence.

All of the audit, audit-related and tax services provided by Deloitte, the member firms of Deloitte Touche Tohmatsu and their respective affiliates, were pre-approved in accordance with the Audit Committee’s policies and procedures.

Report of the Audit Committee

The purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the Company’s system of internal controls, the presentation and disclosure in the Company’s financial statements, which will be provided to our stockholders and others, and the overall audit process. All members of the Audit Committee meet the criteria for independence applicable to audit committee members under the NASDAQ listing rules. The Audit Committee Charter complies with the NASDAQ listing rules.

Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States (“GAAP”). The Company’s independent registered public accounting firm is responsible for auditing these financial statements and expressing an opinion as to their conformity to GAAP. The Audit Committee’s responsibility is to monitor and review these processes, acting in an oversight capacity, and the Audit Committee does not certify the financial statements or guarantee the independent registered public accounting firm’s report. The Audit Committee relies, without independent verification, on the information provided to it, including representations made by management and the independent registered public accounting firm, including its audit report.

The Audit Committee discussed with Deloitte & Touche LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has received the written disclosures and the letter from Deloitte required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte’s communications with the Audit Committee concerning independence, and has discussed with Deloitte its independence. The Audit Committee reviewed and discussed the audited financial statements of Sears Holdings Corporation for the fiscal year ended January 28, 2012 with management and Deloitte. Based on the review and discussions noted above, the Audit Committee recommended to the Board that the audited financial statements of Sears Holdings Corporation be included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended January 28, 2012.

Audit Committee

Ann N. Reese, Chair

William C. Kunkler, III

Thomas J. Tisch

OTHER INFORMATION

Other Business That May Come Before the Meeting

Our management does not intend to bring any other business before the meeting for action and has not been notified of any other business proposed to be brought before the meeting. However, if any other business should be properly presented for action, it is the intention of the persons named on the proxy card to vote in accordance with their judgment on such business.

2013 Annual Meeting of Stockholders

Procedures for Submitting Stockholder Proposals

If you want to include a stockholder proposal in the proxy statement for our 2013 Annual Meeting, it must be delivered to the Company not later than November 16, 2012, and it must satisfy the rules and regulations of the SEC to be eligible for inclusion in the proxy statement for that meeting. However, if the date of our 2013 Annual Meeting changes by more than 30 days from the date of our 2012 Annual Meeting, then the deadline is a reasonable time before we begin to print and mail proxy materials for the 2013 Annual Meeting.

If you want to submit a stockholder proposal for our 2013 Annual Meeting, but you do not require that the proposal be included in the Company’s proxy materials, you must notify the Company of such proposal on or prior to the date that is 90 days before the 2013 Annual Meeting. However, if the 2013 Annual Meeting is not held on or within eight days of May 21, 2013, and if we provide you with less than 100 days notice or public disclosure of the 2013 Annual Meeting date, your notice must not be received later than the 10th day following the date on which we give notice or public disclosure of the meeting date. Your notice must also include the information required by our By-Laws.

All stockholder proposals must be delivered to the Company at the following address: Sears Holdings Corporation, Law Department, 3333 Beverly Road, Hoffman Estates, Illinois 60179, Attn: Corporate Secretary.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers and the beneficial holders of more than 10% of our common stock to file reports of ownership and changes in ownership with respect to our common stock with the SEC and to furnish copies of these reports to us. Based on a review of these reports and written representations from our directors and executive officers that no other reports were required, all Section 16(a) filing requirements were met during fiscal year 2011.

Solicitation of Proxies

The proxies are solicited by our Board of Directors. We will pay the cost to solicit proxies. Directors and officers of the Company and employees of its affiliates may solicit proxies either personally or by telephone, facsimile transmission or through the Internet.

IMPORTANT

The interest and cooperation of all stockholders in the affairs of Sears Holdings Corporation are considered to be of the greatest importance by your management. Even though you expect to attend the Annual Meeting, it is urgently requested that, whether your share holdings are large or small, you promptly vote by telephone, through the Internet or by mail (if you received your proxy materials by mail).

APPENDIX A

SEARS HOLDINGS CORPORATION

UMBRELLA INCENTIVE PROGRAM

(Amended and Restated Effective March 7, 2012)

SECTION 1

GENERAL

1.1. Purpose. The Sears Holdings Corporation Umbrella Incentive Program (the “UIP”) is a performance-based program. The UIP is designed to motivate the salaried employees of Sears Holdings Corporation (the “Company”), Sears Holdings Management Corporation, Sears, Roebuck and Co., Kmart Holding Corporation, and their Subsidiaries, to achieve significant, lasting change that successfully positions the Company for future growth. Performance goals under the UIP align Participants’ financial incentives with the financial goals of the Company. Awards under the UIP are designed to vary commensurately with achieved performance. Both Awards structured to satisfy the requirements for “performance-based compensation” outlined in regulations issued under Section 162(m) of the Internal Revenue Code (“Code Section 162(m)”) and Awards not so structured may be issued hereunder. The UIP was first approved by the shareholders April 12, 2006 and confirmed in all respects by the shareholders on May 4, 2007 as part of the approval of the First Amendment to the UIP. The UIP is hereby fully amended and restated as of March 7, 2012, subject to approval of the shareholders.

The Committee may make an Award to an Eligible Employee under the UIP, or from time to time may establish under the UIP annual and long-term incentive plans for specific performance periods for specified groups of Eligible Employees, and make Awards under such plans, consistent with the terms of the UIP. References throughout this document to Awards under the UIP shall also refer to Awards under any annual or long-term incentive plan established pursuant to the UIP. All Awards hereunder, including Awards under any annual or long-term incentive plan established pursuant hereto, that are intended to constitute “performance-based compensation” within the meaning of Code Section 162(m) and the regulations thereunder are contingent on shareholder approval of the UIP, as provided in subsection 3.1.

1.2. Operation, Administration, and Definitions. The operation and administration of the UIP, including the Awards made under the UIP, shall be subject to the provisions of Section 6 (relating to operation and administration). Capitalized terms in the UIP shall be defined as set forth in the UIP (including the definitional provisions of Section 9).

SECTION 2

PARTICIPATION

2.1. Eligible Employee. The term “Eligible Employee” means those salaried employees of the Company or a Subsidiary who are designated as Eligible Employees by the “Committee” (as such term is defined in subsection 6.2 and further described in Section 7). Subject to the terms and conditions of the UIP, the Committee shall determine and designate, from time to time, from among the Eligible Employees, those persons who shall be granted one or more Awards under the UIP, and thereby become “Participants” in the UIP. Notwithstanding the foregoing, with respect to any annual incentive plan or long-term incentive plan established under the UIP, the term “Eligible Employee” shall mean those salaried and hourly employees of the Company or a Subsidiary who are designated as Eligible Employees under the terms of the applicable annual incentive plan or long-term incentive plan and thereby become “Participants” under such incentive plan.

2.2. New Hires. The Committee may designate as Participants those salaried employees whom the Committee determines have been newly hired or promoted into the group of Eligible Employees, provided that the terms and conditions of Awards to such individuals shall be subject to such adjustments as the Committee deems necessary or desirable to qualify such Awards as performance-based compensation for purposes of Code Section 162(m), if such Awards are intended to meet the requirements of Code Section 162(m) and the regulations thereunder. Notwithstanding the foregoing, with respect to any annual incentive plan or long-term incentive plan established under the UIP, the eligibility of newly hired employees shall be determined in accordance with the terms of the applicable incentive plan.

SECTION 3

AWARDS

3.1 Awards. An Award may be granted under the UIP in the form of a “Cash Incentive Award” or a “Stock Award”.

(a) A Cash Incentive Award is a grant of a right to receive a payment of cash (or, in the discretion of the Committee, shares of Stock having Fair Market Value, as of the date of payment, equivalent to the cash otherwise payable) that is contingent upon achievement of performance goals for the applicable performance period, as established by the Committee.

(b) A Stock Award is a grant of shares of Stock, which grant shall be subject to risk of forfeiture or other restrictions that will lapse upon the achievement of performance goals for the applicable performance period, as established by the Committee.

The grant of an Award may also be subject to such other conditions, restrictions and contingencies as determined by the Committee. Except as otherwise provided in this Section 3, Awards are intended to be “performance-based compensation” as that term is used in regulations issued under Code Section 162(m), and shall comply with the requirements of this Section 3 to the extent such compliance is determined by the Committee to be required for the Awards to be treated as performance-based compensation. With respect to Awards that are intended to constitute “performance-based compensation” within the meaning of Code Section 162(m) and the regulations issued thereunder, any such Award shall be contingent upon shareholder approval of the UIP or any amendment to the UIP requiring shareholder approval under Code Section 162(m) and the regulations issued thereunder, and no amount shall be paid under any such Award unless and until shareholder approval has been obtained in accordance with Code Section 162(m) and the regulations issued thereunder.

3.2 Maximum Amount. For Awards that are intended to be performance-based compensation under Code Section 162(m) and the regulations issued thereunder, the maximum value payable under all such Awards granted to any one individual during any (i) consecutive thirty-six (36) month period shall not exceed $15,000,000, and (ii) consecutive forty-eight (48) month period shall not exceed $20,000,000. Awards that are not intended to constitute “performance-based compensation” under Code Section 162(m) and the regulations issued thereunder are not subject to the foregoing limits.

3.3 Performance Goals. The performance goals established for the performance period established by the Committee with respect to Awards intended to constitute performance-based compensation under Code Section 162(m) and the regulations thereunder shall be objective (as that term is described in regulations under Code Section 162(m)), and shall be established in writing by the Committee not later than 90 days after the beginning of the performance period (but in no event after 25% of the performance period has elapsed), and while the outcome as to the performance goals is substantially uncertain. The performance goals established by the Committee may be with respect to corporate performance, operating group or sub-group performance, individual company performance, other group or individual performance, or division performance, and shall be based on one or more of the Performance Measures described in subsection 3.6, below.

3.4 Attainment of Performance Goals. A Participant otherwise entitled to receive an Award intended to meet the requirements of performance-based compensation under Code Section 162(m) and the regulations thereunder for any performance period shall not receive a settlement of the Award until the Committee has determined that the applicable performance goal(s) have been attained. To the extent that the Committee exercises discretion in making the determination required by this subsection, such exercise of discretion may not result in an increase in the amount of the payment with respect to an Award intended to meet the requirements of performance-based compensation under Code Section 162(m) and the regulations thereunder.

3.5 Partial Achievement. The terms of an Award may provide that partial achievement of the performance goals may result in a payment or vesting based upon the degree of achievement.

3.6 Performance Measures.

(a) Generally. Performance measures may be based on any one or more or any combination (in any relative proportion) of the following: share price, market share, cash flow, revenue, revenue growth, earnings per share, operating earnings per share, operating earnings, earnings before interest, taxes, depreciation and amortization, return on equity, return on assets, return on investment, net income, net income per share, economic value added, market value added, store sales growth, customer satisfaction performance goals measured by independent customer satisfaction surveys and employee opinion survey results measured by an independent firm, and strategic business objectives, consisting of one or more objectives based on meeting specific cost or profit targets or margins, business expansion goals and goals relating to acquisitions or divestitures. Each goal, with respect to a performance period, may be expressed on an absolute and/or relative basis, may be based on the Company as a whole or on any one or more business units of the Company, or its Subsidiaries, and may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company or of any one or more business units of the Company or its Subsidiaries, and/or the past or current performance of other companies, or an index.

(b) Extraordinary Items. In establishing any performance goals, the Committee may, no later than the date such performance goals are established in accordance with subsection 3.3, provide for the exclusion of the effects of the following items, to the extent identified in the audited financial statements of the Company, including footnotes, or in the Management Discussion and Analysis of Financial Condition and Results of Operations accompanying such financial statements: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) extraordinary, unusual, and/or nonrecurring items of gain or loss; (iv) gains or losses on acquisitions or divestitures or store closings; (v) domestic pension expenses; (vi) noncapital, purchase accounting items; (vii) changes in tax or accounting principles, regulations or laws; (viii) mergers or acquisitions; (ix) integration costs disclosed as merger related; (x) accruals for reorganization or restructuring programs; (xi) investment income or loss; (xii) foreign exchange gains and losses; and (xiii) tax valuation allowances and/or tax claim judgment or settlements. To the extent the exclusion of any item affects Awards intended to constitute performance-based compensation under Code Section 162(m), such exclusion shall be specified in a manner that satisfies the requirements of Code Section 162(m) and the regulations thereunder, including without limitation the requirement that performance goals be objectively determinable.

3.7 Non-Performance-Based Compensation. Nothing in this Section 3 shall preclude the Committee, the Company, or any Subsidiary from granting Awards that are not intended to be performance-based compensation under Code Section 162(m) and the regulations thereunder; provided, however, that, at the time of grant of Awards by the Committee, the Committee shall designate whether such amounts are intended to constitute performance-based compensation within the meaning of Code Section 162(m) and the regulations thereunder. To the extent that the provisions of this Section 3 reflect the requirements applicable to performance-based compensation under Code Section 162(m) and the regulations thereunder, such provisions shall not apply to any Award which is not intended to satisfy such performance-based compensation requirements.

SECTION 4

DISTRIBUTION

4.1. General. Subject to Sections 5 and 6, the shares of Stock or the cash that result from an Award, granted with respect to a particular performance period, shall be distributed, in a single lump sum, as soon as practicable after the first Committee meeting after the results for the applicable performance period are available to the Committee (or in the case of Awards not intended to satisfy the requirements of Code Section 162(m) and the regulations thereunder, such time as specified by the Committee in the Award). Notwithstanding anything herein to the contrary, as to Awards intended to meet the requirements of performance-based compensation under Code Section 162(m) and the regulations thereunder, no distribution shall be made hereunder until after the Committee has certified the attainment of the performance goals and the amount to be paid to each Participant. Further, each Award shall be paid to each Participant no later than the date that is the 15th day of the third month following the last day of the relevant performance period or such other date as required by Code Section 409A to avoid treatment of the Award as deferred compensation subject to Code Section 409A. The date as of which payment is made in accordance with this subsection 4.1 is referred to herein as the “payment date.”

4.2. Termination and Other Provisions. All distributions are subject to the provisions of Sections 5 and 6, below.

SECTION 5

TERMINATION

5.1. The effect of death, disability, or termination of employment on a Participant’s right to receive an Award (whether payable in cash or Stock) shall be determined by the Committee under the terms of the Award (or the terms of the annual or long term incentive plan under which the Award is granted) and may depend both on the reason for the termination, if applicable, and the point in the performance period at which the event occurs, subject to the requirements of Code Section 162(m) and the regulations thereunder in the case of Awards intended to constitute performance-based compensation under that Code Section.

SECTION 6

OPERATION AND ADMINISTRATION

6.1. Source of Awards. In the case of Awards under the UIP that are settled in shares of Stock, such shares shall be distributed under a stock plan adopted by the Company and approved by the shareholders thereof that provides for the issuance of Stock in satisfaction of Awards hereunder (which in no event shall be an employee stock purchase plan). In the event of any conflict between this document and such stock plan, the provisions of the stock plan shall govern.

6.2. Committee. The UIP is administered by the Compensation Committee of the Board of Directors of the Company (the “Committee”), as further described at Section 7. Any determinations by the Committee regarding the UIP are binding on all Participants. The Committee may make changes that it deems appropriate for the effective administration of the UIP. Subject to subsection 6.3, these changes may not increase the benefits to which Participants may become entitled under an Award, nor change the pre-established measures in goals that have been approved with respect to any Award that is intended to constitute performance-based compensation under Code Section 162(m) and the regulations thereunder.

6.3. Discretion. Notwithstanding anything in the UIP to the contrary, prior to the settlement of any Award, the Committee may (i) reduce the amount of such Award, or the number of shares of Stock or amount of cash to be delivered in connection with such Award, and (ii) with respect to Awards that are not intended to constitute performance-based compensation under Code Section 162(m) and the regulations thereunder, change the pre-established measures in goals that have been approved for such Award and increase the amount of such Award or the number of shares of Stock or amount of cash to be delivered in connection with such Award.

6.4. General Restrictions. Notwithstanding any other provision of the UIP, the Company shall have no obligation to deliver any shares of Stock or make any other distribution of benefits under the UIP unless such delivery or distribution complies with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933, as amended), and the applicable requirements of any securities exchange or similar entity.

6.5. Tax-Withholding. All distributions under an Award are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares or other benefits under an Award on satisfaction of the applicable withholding obligations. To the extent permitted by the Committee, such withholding obligations may be satisfied (i) through cash payment by the Participant, (ii) through the surrender of shares of Stock which the Participant already owns (provided, however, that to the extent shares described in this clause (ii) are used to satisfy more than the minimum statutory withholding obligation, as described below, then, except as otherwise provided by the Committee, payments made with shares of Stock in accordance with this clause (ii) shall be limited to shares held by the Participant for not less than six months prior to the payment date (or such other period of time as the Company’s accountants may require), or (iii) through the surrender of shares of Stock to which the Participant is otherwise entitled under the UIP; provided, however, that such shares under this clause (iii) may be used to satisfy not more than the Company’s minimum statutory withholding obligation (based on minimum statutory withholding rates for Federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income).

6.6. Settlement of Awards. The obligation to make payments and distributions with respect to Awards may be satisfied through cash payments, the delivery of shares of Stock, or a combination thereof, subject, in the case of settlement in shares, to the terms of the stock plan under which the Stock is issued. Satisfaction of any such obligations under an Award, which is sometimes referred to as the “settlement” of the Award, may be subject to such conditions, restrictions and contingencies as the Committee shall determine. Each Subsidiary shall be liable for payment of cash due under the UIP with respect to any Participant to the extent that such benefits are attributable to the services rendered for that Subsidiary by the Participant. Any disputes relating to liability of a Subsidiary for cash payments shall be resolved by the Committee.

6.7. Transferability. Except as otherwise provided by the Committee, Awards under the UIP are not transferable except as designated by the Participant by will or by the laws of descent and distribution.

6.8. Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under an Award, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the UIP, as the Committee shall require.

6.9. Agreement with Company. Any Award under the UIP shall be subject to such terms and conditions, not inconsistent with the UIP, as the Committee shall, in its sole discretion, prescribe. The terms and conditions of any Award to any Participant shall be reflected in such form of written (including electronic) document as is determined by the Committee. A copy of such document shall be provided to the Participant, and the Committee may, but need not, require that the Participant sign a copy of such document. Such document is referred to as an “Award Agreement” regardless of whether any Participant signature is required.

6.10. Action by Company or Subsidiary. Any action required or permitted to be taken under the UIP by the Company, Sears Holdings Management Corporation, Sears, Roebuck and Co., Kmart Holding Corporation or any Subsidiary shall be by resolution of its respective board of directors, or by action of one or more members of the board of directors of such company (including a committee of the board) who are duly authorized to act for such board with respect to the applicable action, or (except to the extent prohibited by applicable law or applicable rules of any securities exchange or similar entity) by a duly authorized officer of such company.

6.11. Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

6.12. Limitation of Implied Rights.

(a) Neither a Participant nor any other person shall, by reason of participation in the UIP, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the UIP. A Participant shall have only a contractual right to the cash or Stock, if any, payable under the UIP, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the UIP shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

(b) The UIP does not constitute a contract of employment, and selection as a Participant shall not give any participating employee the right to be retained in the employ of the Company or any Subsidiary, nor any right or claim to any benefit under the UIP, unless such right or claim has specifically accrued under the terms of the UIP. Except as otherwise provided in the UIP, no Award under the UIP shall confer upon the holder thereof any rights as a shareholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

6.13. Evidence. Evidence required of anyone under the UIP may be by certificate, affidavit, document or other information, which the person charged with acting on such evidence considers pertinent and reliable, and which has been signed, made or presented by the proper party or parties.

6.14. Corporate Transaction. In the event of a corporate transaction involving the Company (including without limitation, any Stock dividend, Stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, sale of assets or subsidiaries, combination or exchange of shares), the Committee may adjust Awards to preserve, but in no event increase, the benefits or potential benefits of the Awards; provided, however, that no such adjustment may be made to the extent such adjustment would cause Awards that are intended to constitute performance-based compensation to cease to qualify as such under Code Section 162(m) and the regulations thereunder. Actions permitted under the preceding sentence by the Committee may include any adjustments that the Committee determines to be equitable (which may include, without limitation, (a) replacement of Awards with other Awards which the Committee determines have comparable value and which are based on stock of a company resulting from the transaction, and (b) cancellation of the Award in return for cash payment of the current value of the Award, determined as though the Award is fully vested at the time of the payment.

6.15. Governing Law. The UIP will be governed under the internal laws of the state of Illinois without regard to principles of conflicts of laws. The state and federal courts located in the state of Illinois shall have exclusive jurisdiction in any action, lawsuit or proceeding based on or arising out of the UIP.

6.16. Severability. If any provision(s) of the UIP shall be found invalid, illegal, or unenforceable, in whole or in part, then such provision(s) shall be modified or restricted so as to effectuate as nearly as possible in a valid and enforceable way the provisions hereof, or shall be deemed excised from the UIP, as the case may require, and the UIP shall be construed and enforced to the maximum extent permitted by law, as if such provision(s) had been originally incorporated herein as so modified or restricted or as if such provision(s) had not been originally incorporated herein, as the case may be.

SECTION 7

COMMITTEE

7.1. Administration. As provided in subsection 6.2, the authority to control and manage the operation and administration of the UIP shall be vested in the Committee.

7.2. Powers of Committee. The Committee’s administration of the UIP shall be subject to the following:

(a) As provided in subsection 2.1 above, the Committee shall have the authority and discretion to determine those salaried employees who are Eligible Employees and to select from among the Eligible Employees those persons who shall receive Awards.

(b) Subject to the other provisions of the UIP, the Committee shall have the authority and discretion to determine the time or times of receipt and the types of Awards, to establish the terms, conditions, restrictions, and other provisions of Awards, and (subject to the restrictions imposed by Section 8) to amend, cancel, or suspend Awards. However (and subject at all times to the requirements of Code Section 162(m) and the regulations thereunder as to Awards that are intended to constitute performance-based compensation under that Section), to the extent that the Committee determines that the restrictions imposed by the UIP preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States, the Committee shall have the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.

(c) The Committee shall have the authority and discretion to interpret the UIP, to establish, amend, and rescind any rules and regulations relating to the UIP, to determine the terms and provisions of any Award Agreement made pursuant to the UIP, and to make all other determinations that may be necessary or advisable for the administration of the UIP.

(d) Any interpretation of the UIP by the Committee and any decision made by it under the UIP are final and binding on all persons.

7.3. Delegation by Committee. Except to the extent prohibited by applicable law or the applicable rules of a securities exchange or similar entity, or as would cause UIP Awards intended to constitute performance-based compensation under Code Section 162(m) and the regulations thereunder to fail to so qualify, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. The Committee may revoke any such allocation or delegation at any time.

7.4. Information to be Furnished to Committee. The Company, Sears Holdings Management Corporation, Sears, Roebuck and Co., Kmart Holding Corporation, and their Subsidiaries, shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties hereunder. The records of the Company, Sears Holdings Management Corporation, Sears, Roebuck and Co., Kmart Holding Corporation and their Subsidiaries, as to an employee’s or Participant’s employment, termination of employment, leave of absence, reemployment, and compensation shall be conclusive on all persons unless determined by the Company or the Committee to be incorrect. Participants and other persons entitled to benefits under the UIP must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the UIP, subject to any applicable privacy laws.

SECTION 8

AMENDMENT AND TERMINATION

The Board or the Committee may, at any time, amend or terminate the UIP, and the Board or the Committee may amend any Award; provided, that no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the UIP prior to the date such amendment or termination is adopted by the Board or the Committee, and no amendment requiring shareholder approval, including, but not limited to, under Code Section 162(m) and the regulations thereunder may be made without consent of the shareholders of the Company.

Notwithstanding anything herein to the contrary, (i) no amendment shall be made that would cause the Plan not to comply with the requirements of Code Section 409A or any other applicable law or rule of any applicable securities exchange or similar entity, and (ii) the UIP and any Award thereunder may be amended without Participant consent to the extent that the Committee determines such amendment necessary to cause the UIP or Award to comply with the requirements of Code Section 409A or any other applicable law or rule of any applicable securities exchange or similar entity.

SECTION 9

DEFINED TERMS

In addition to the other definitions contained herein, the following definitions shall apply:

(a) Award. The term “Award” means any Cash Incentive Award or Stock Award as described in Section 3.1.

(b) Board. The term “Board” means the Board of Directors of the Company.

(c) Code. The term “Code” means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

(d) Fair Market Value. The term “Fair Market Value” shall mean the reported closing price of a share of Stock on the principal securities exchange or market on which the Stock is then listed or admitted to trading.

(e) Stock. The term “Stock” means shares of common stock of the Company.

(f) Subsidiary. The term “Subsidiary” means any company during any period in which it is a “subsidiary corporation” (as that term is defined in Section 424(f) of the Code) with respect to the Company.

IN WITNESS WHEREOF, on March 7, 2012 the Compensation Committee of the Board of Directors of Sears Holdings Corporation approved this restatement of the UIP, effective as of March 7, 2012, subject to approval of the shareholders, and delegated the authority to the undersigned to execute this document.

SEARS HOLDINGS CORPORATION

By:	/s/ Dean Carter
Dean Carter

Title:	Vice President, Talent and Human Capital Services

Date:	March 8, 2012

ADMISSION TICKET

You should present this admission ticket in order to gain admittance to the 2012 Annual Meeting of Stockholders. This ticket admits only the stockholder(s) listed on the reverse side and is not transferable. If shares are held in the name of a broker, trust, bank, or other nominee, you should bring with you a statement, proxy or letter from the broker, trustee, bank or nominee confirming the beneficial ownership of the shares as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

DIRECTIONS TO SEARS HOLDINGS CORPORATION

Directions from Midway Airport:

Take Cicero Avenue North to I-290, Eisenhower Expressway, West and exit on I-90, Northwest Tollway, West, towards Rockford. Stay on I-90 West to the exit at Beverly Road and proceed North (right). You will see the Sears Entrance on the right. Turn right into the Sears complex and follow the signs to Visitor Parking. Proceed from Visitor Parking to the Main Entrance (you passed it on the way to the Visitor Parking area).

Directions from the Loop or O’Hare Airport:

Take I-90/94 West and stay on I-90, Northwest Tollway, West, towards Rockford. Exit at Beverly Road and proceed North (right). You will see the Sears Entrance on the right. Turn right into the Sears complex and follow the signs to Visitor Parking. Proceed from Visitor Parking to the Main Entrance (you passed it on the way to the Visitor Parking area).

Directions from West to Route 59:

Take I-90, Northwest Tollway, East to Rt. 59 (first exit after Rt. 25). Exit at Rt. 59 and proceed North. At Higgins Road (Rt. 72) turn left. Proceed West on Higgins Road to Beverly Road. At Beverly Road, turn left and proceed South. You will see the Sears Entrance on the left. Turn left into the Sears complex and follow the signs to Visitor Parking. Proceed from Visitor Parking to the Main Entrance (you passed it on the way to the Visitor Parking area).

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Form10-K are available at www.proxyvote.com.

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M34215-P08040

Sears Holdings Corporation

This Proxy is Solicited on Behalf of the Board of Directors

of Sears Holdings Corporation

May 2, 2012

The undersigned, revoking any proxy previously given, hereby appoint(s) Robert A. Schriesheim, Dane A. Drobny and Robert A. Riecker, all of whom are officers of Sears Holdings Corporation, and each of them, as proxies with full powers of substitution, to vote, as directed on the reverse side of this card, all shares the undersigned is entitled to vote at the 2012 Annual Meeting of Stockholders of Sears Holdings Corporation to be held on May 2, 2012 and at any adjournment or postponement of the meeting, and authorizes each proxy to vote at his discretion on any other matter that may properly come before the meeting, or at any adjournment or postponement of the meeting INCLUDING WITHOUT LIMITATION TO VOTE ON THE ELECTION OF SUCH SUBSTITUTE NOMINEES FOR DIRECTOR AS SUCH PROXIES MAY SELECT IN THE EVENT THAT ANY NOMINEE(S) NAMED ON THIS PROXY CARD BECOME(S) UNABLE TO SERVE AS A DIRECTOR.

This card also provides voting instructions for any common shares held on the undersigned’s behalf in the Sears Holdings 401(k) Savings Plan, the Lands’ End, Inc. Retirement Plan, the Sears Puerto Rico Savings Plan, the Kmart Retirement Savings Plan for Puerto Rico Employees, and the Sears Holdings Corporation Associate Stock Purchase Plan brokerage account.

This proxy, when properly executed, will be voted in the manner directed herein and in the discretion of the proxy holders on all other matters properly coming before the meeting. If no direction is made, this proxy will be voted FOR all of the Board of Directors’ nominees for election to the Board of Directors, FOR proposal 2, FOR proposal 3, and FOR proposal 4, except for any shares the undersigned holds in the Sears Holdings 401(k) Savings Plan, the Lands’ End, Inc. Retirement Plan, the Sears Puerto Rico Savings Plan, and the Kmart Retirement Savings Plan for Puerto Rico Employees, which will be voted according to the rules of those plans, and his or her Sears Holdings Corporation Associate Stock Purchase Plan brokerage account, which will not be voted.

SEE REVERSE SIDE

SEARS HOLDINGS CORPORATION 3333 BEVERLY ROAD, B6-256B HOFFMAN ESTATES, IL 60179	VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. To allow sufficient time for the trustees of the Sears Holdings 401(k) Plan, the Lands’ End, Inc. Retirement Plan, the Sears Puerto Rico Savings Plan, and the Kmart Retirement Savings Plan for Puerto Rico Employees to tabulate the vote of the plan shares, you must vote by telephone or Internet or return this proxy so that it is received by 5:00 p.m. Eastern Time on April 29, 2012.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. To allow sufficient time for the trustees of the Sears Holdings 401(k) Plan, the Lands’ End, Inc. Retirement Plan, the Sears Puerto Rico Savings Plan, and the Kmart Retirement Savings Plan for Puerto Rico Employees to tabulate the vote of the plan shares, you must vote by telephone or Internet or return this proxy so that it is received by 5:00 p.m. Eastern Time on April 29, 2012.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M34214-P08040 KEEP THIS PORTION FOR YOUR RECORDS
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DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SEARS HOLDINGS CORPORATION The Board of Directors recommends that you vote FOR the following:				For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1.	Election of Directors			☐	☐	☐
Nominees:
	01)	Louis J. D’Ambrosio	05) Ann N. Reese
	02)	William C. Kunkler, III	06) Emily Scott
	03)	Edward S. Lampert	07) Thomas J. Tisch
	04)	Steven T. Mnuchin

The Board recommends that you vote FOR the following:				For	Against	Abstain	The Board of Directors recommends you vote FOR the following proposal:		For	Against	Abstain

2.	Advisory vote to approve the compensation of our named executive officers.			☐	☐	☐	4.	Ratify the appointment by the Audit Committee of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2012.	☐	☐	☐

The Board of Directors recommends you vote FOR the following:				For	Against	Abstain

3.	Approve the amended and restated Sears Holdings Corporation Umbrella Incentive Program			☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please indicate if you plan to attend this meeting.				☐	☐		Please indicate if you would like to keep your vote confidential under the current policy		☐	☐
				Yes	No				Yes	No

Please sign exactly as your name or names appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, give full title.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date